UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BION ENVIRONMENTAL TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

9 East Park Court
Old Bethpage, NY 11804
Telephone: 516-586-5643
www.bionenviro.com
2022 PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING

Thursday, April 7, 2022	3:00 p.m. (Eastern time)
www.virtualshareholdermeeting.com/BNET

BION ENVIRONMENTAL TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 7, 2022
Dear Shareholder:
Please join us for the 2022 Annual Meeting of Stockholders of Bion Environmental Technologies, Inc. (the “Company”). The meeting will be held on Thursday, April 7, 2022, at 3:00 p.m. (Eastern time). Due to the continued public health impact of the COVID-19 outbreak, and to support the health and well-being of our stockholders and other meeting participants, our Annual Meeting of Stockholders (the “Annual Meeting”) will be held in a virtual meeting format setting only. You may attend, vote and submit questions during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/BNET. The meeting will be held for the following purposes:
(1)	To elect three (3) director nominees named in the accompanying proxy statement to the Company’s Board of Directors;
(2)	To approve, on an advisory basis, the compensation of the Company’s named executive officers;
(3)	To approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of the Company's named executive officers;
(4)	To approve the amendment and restatement of the Company’s Articles of Incorporation;
(5)	To approve the Bion Environmental Technologies, Inc. 2021 Equity Incentive Award Plan;
(6)
To approve and authorize our Board of Directors to effect, in its discretion, a reverse split of our issued and outstanding common stock in a ratio ranging from 1-for-1.1 to 1-for-3.0, and to approve a related amendment to the Company’s Articles of Incorporation;

(7)	To ratify the appointment of Eide Bailly LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2022; and
(8)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed February 1, 2022 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting. We are pleased to take advantage of the rules of the U.S. Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet. As a result, beginning on February [23], 2022, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders rather than a full paper set of the proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how stockholders may obtain a paper copy of our proxy materials. To make it easier for you to vote, both Internet and telephone voting are available. The instructions on the Notice of Internet Availability of Proxy Materials or, if you received a paper copy of the proxy materials, the proxy card, each describe how to use these convenient services.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Mark A. Smith
Mark A. Smith
President and Chief Financial Officer
Old Bethpage, New York
February [23], 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 7, 2022: The Company’s Proxy Statement for this Annual Meeting of Shareholders and Annual Report on Form 10-K for the year ended June 30, 2021 are available over the Internet at www.virtualshareholdermeeting.com/BNET.

BION ENVIRONMENTAL TECHNOLOGIES, INC.
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS
THURSDAY, APRIL 7, 2022
This proxy statement is being furnished to holders of common stock of Bion Environmental Technologies, Inc. (the “Company,” “we,” “us” or “our”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually via the internet at www.virtualshareholdermeeting.com/BNET, on Thursday, April 7, 2022 at 3:00 p.m. (Eastern time), for the purposes set forth in the Notice of Annual Meeting of Shareholders.
We are excited to offer our stockholders a completely “virtual” Annual Meeting. Hosting a virtual Annual Meeting this year will assist us in protecting the health and well-being of our stockholders, directors and employees in light of the ongoing COVID-19 pandemic. In addition, we believe a virtual Annual Meeting provides our stockholders expanded access to participate in the meeting, improves communication between stockholders and management and results in cost savings for the Company and our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation, because more stockholders can attend and participate in the Annual Meeting, including the ability to vote and ask questions, from almost any location around the world. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/BNET and entering the control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. Because the Annual Meeting is entirely virtual and being webcast live over the Internet, stockholders will not be able to attend the Annual Meeting in person.
Please read this Proxy Statement carefully and then vote your shares promptly by telephone, by Internet or by signing, dating and returning your proxy card even if you plan to virtually attend the Annual Meeting. It is important that your shares be represented regardless of the number you own.

QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
Under rules adopted by the Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, on or about February [23], 2022, the Company sent a notice of Internet availability of proxy materials to the Company’s stockholders of record and beneficial owners, except for stockholders who have requested otherwise. All stockholders will have the ability to access the proxy materials on the website referred to in the notice. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. In addition, stockholders may request to receive proxy materials electronically by email on an ongoing basis. The Company encourages you to take advantage of the electronic availability of the proxy materials in order to help reduce costs and to reduce the impact on the environment. The proxy materials include (i) this Proxy Statement for the Annual Meeting and (ii) our 2020 annual report to the stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2020. If, alternatively, you received a printed copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction form for the Annual Meeting.
What is the purpose of the Annual Meeting?
At the Annual Meeting the shareholders are being asked to consider and vote on seven proposals which are summarized in the table below and described in more detail in this proxy statement. The table below includes a list of each proposal, the Board’s recommendations on how to vote on each of the proposals and the necessary votes required for approval.
Proposals		Board Voting Recommendation	Required Approval
1.	The election of three nominees to serve as directors of the Company until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified	“FOR”	Plurality of votes cast
2.	An advisory, non-binding resolution to approve the compensation of the Company’s named executive officers	“FOR”	Majority of votes cast[1]
3.	An advisory, non-binding resolution to approve the frequency for future stockholder advisory votes to approve executive compensation	“EVERY YEAR”	Majority of votes cast[1]
4.	A proposal to adopt the amendment and restatement of the articles of incorporation	“FOR”	Majority of shares issued and outstanding[2]
5.	A proposal to adopt the Bion Environmental Technologies, Inc. 2021 Equity Incentive Award Plan	“FOR”	Majority of votes cast[1]
6.
A proposal to approve and authorize our Board of Directors to effect, in its discretion, a reverse split of our issued and outstanding common stock in a ratio ranging from 1-for-1.1 to 1-for-3.0, and to approve a related amendment to the Company’s Articles of Incorporation
		“FOR”	Majority of shares issued and outstanding[2]
7.	The ratification of our independent registered public accounting firm	“FOR”	Majority of votes cast[1]
[1]	A “majority of votes cast” means that the number of votes cast for” a proposal must exceed the number of votes cast “against” it.
[2]
Under Article VX of our existing Articles of Incorporation, these proposals must receive the affirmative vote of the holders of a majority of our outstanding common stock entitled to vote thereon to pass. As of the Record Date, we [#] shares of common stock issued and [#] shares of common stock outstanding (the balance of 704,209 shares are owned by Centerpoint Corporation, the Company's majority-owned subsidiary). Under Colorado law, Centerpoint Corporation is not entitled to vote these shares unless otherwise ordered by a court. Accordingly, for these proposals to pass, each must receive the affirmative vote of the holders of a majority of our shares outstanding as of the Record Date.

Advisory Votes. As noted above, Proposals 2 and 3 require the affirmative vote of a majority of votes cast. These votes, however, are merely advisory and are not binding on the Company or the Board. Despite the fact these votes are non-binding, the Board will take the results of the votes under advisement when making future decisions regarding the Company's executive compensation program and the frequency at which advisory votes to approve executive compensation will be conducted. With respect to Proposal No. 3, if a frequency option does not receive majority support, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's stockholders.
Who is entitled to vote?
Only our shareholders of record at the close of business on the record date for the meeting, February 1, 2022, are entitled to vote at the Annual Meeting. On the record date, we had [#] shares of common stock issued and [#] shares of common stock outstanding. The balance of 704,209 shares are owned by Centerpoint, the Company's majority-owned subsidiary.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
Beneficial owners. Most Company stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial owner,” and a notice of Internet availability of proxy materials, or a full set of the proxy materials together with a voting instruction form, will be forwarded to you by your broker, bank or other nominee
Stockholders of record. If your shares are registered directly in your name with our transfer agent, Equinti, you are considered the “stockholder of record” with respect to those shares, and a notice of Internet availability of proxy materials, or a full set of the proxy materials together with a proxy card, has been sent directly to you by the Company.
How do I vote?
There are four ways to vote:
•
By Internet. You can submit a proxy over the Internet to vote your shares by following the instructions provided either in the notice of Internet availability of proxy materials or on the proxy card or voting instruction form accompanying the proxy materials you received.

•
By Telephone. You can submit a proxy over the telephone following the instructions provided on the proxy card or voting instruction form accompanying the proxy materials you received. If you received a notice of Internet availability of proxy materials only, you can submit a proxy over the telephone to vote your shares by following the instructions at the Internet website address referred to in the notice.

•	By mail. You can submit a proxy by mail to vote your shares by completing, signing and returning the proxy card or voting instruction form accompanying the proxy materials you received.
•
During the meeting. If you are a stockholder of record or a beneficial owner as of the February 1, 2022 record date, you may vote virtually via the Internet during the Annual Meeting. If you desire to vote virtually via the Internet at the meeting, please follow the instructions for attending and voting during the Annual Meeting posted at www.virtualshareholdermeeting.com/BNET. All votes must be received by the independent inspector of election before the polls close during the meeting

How many shares may I vote?
You may vote all of the shares of Company common stock held by you as of the record date, February 1, 2022, including shares held directly in you name as the stockholder of record and shares held for you as the beneficial owner in street name through a stockbroker or bank
What is the quorum requirement for the Annual Meeting?
The presence at the Annual Meeting, attending virtually or by proxy, of a majority of the votes entitled to be cast on any matter at the Annual Meeting will constitute a quorum. If a quorum is established, each holder of common stock will be entitled to one vote on each matter to be voted on at the Annual Meeting for each issued and outstanding share of common stock owned on the record date. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the meeting and will be counted for quorum purposes.

How can I attend the Annual Meeting?
You may attend the Annual Meeting virtually via the Internet. While all Company stockholders will be permitted to listen online to the Annual Meeting, only stockholders of record and beneficial owners as of the close of business on the record date, February 1, 2022, may vote and ask questions during the meeting. In order to vote or submit a question during the meeting, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/BNET and will need the control number included on your notice of Internet availability of the proxy materials, voting instruction form or proxy card. Broadridge Financial Solutions, Inc. is hosting the webcast of the Annual Meeting. Broadridge will have technicians ready to assist you with any technical difficulties you may have accessing the meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call Broadridge’s technical support number that will be posted on the virtual meeting platform log-in page.
If my shares are held in “street name” by my broker, can my broker vote my shares without instructions from me?
Brokers are entitled to vote shares held by them for their customers on matters deemed “routine” under applicable rules, even though the brokers have not received voting instructions from their customers. Brokers, however, may not vote on “non-routine” matters on behalf of their clients in the absence of specific voting instructions. A broker “non-vote” occurs when a broker’s customer does not provide the broker with voting instructions on “non-routine” matters for shares owned by the customer but held in the name of the broker. In those instances, the broker cannot vote the uninstructed shares and reports the number of such shares as “non-votes.”
Each of Proposals 1 through 6 are considered “non-routine” matters. Accordingly, a broker may not vote on any of these proposals without instructions from its customer, and broker “non-votes” may occur with respect to these proposals. Proposal 7 qualifies as a “routine” matter. Your broker, therefore, may vote your shares in its discretion if you do not provide instructions on how to vote on this “routine” matter.
How are abstentions and broker non-votes counted?
Abstentions and broker non-votes will be counted to determine whether there is a quorum present at the Annual Meeting. The effect of abstentions and broker non-votes on each of the proposals presented in this Proxy Statement is as follows:
Proposals		Abstentions	Broker Non-Votes
1.	The election of three nominees to serve as directors of the Company until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified	No Effect	No Effect
2.	An advisory, non-binding resolution to approve the compensation of the Company’s named executive officers	No Effect	No Effect
3.	An advisory, non-binding resolution to approve the frequency for future stockholder advisory votes to approve executive compensation	No Effect	No Effect
4.	A proposal to adopt the amendment and restatement of the articles of incorporation	Vote Against[1]	Vote Against[1]
5.	A proposal to adopt the Bion Environmental Technologies, Inc. 2021 Equity Incentive Award Plan	No Effect	No Effect
6.
A proposal to approve and authorize our Board of Directors to effect, in its discretion, a reverse split of our issued and outstanding common stock in a ratio ranging from 1-for-1.1 to 1-for-3.0, and to approve a related amendment to the Company’s Articles of Incorporation
		Vote Against[1]	Vote Against[1]
7.	The ratification of our independent registered public accounting firm	No Effect	Not Applicable
[1]
As discussed above, these proposals require the affirmative vote from a majority of our outstanding shares to pass. Accordingly, any abstentions, broker non-votes or otherwise uninstructed shares will have the effect of a vote against these proposals.

Can I change my vote or revoke my proxy after I return my proxy card?
Yes. If you are a shareholder of record, there are three ways you can change your vote or revoke your proxy any time before the proxy is voted.
•	First, you may send a written notice to Corporate Secretary, Bion Environmental Technologies, Inc., 9 East Park Court, Old Bethpage, New York 11804, stating that you would like to revoke your proxy.
•
Second, you may complete and submit a new proxy card with a later date. Any earlier proxies will be revoked automatically by subsequently submitted proxies. New proxy cards may be obtained over the internet at www.virtualshareholdermeeting.com/BNET.

•
Third, you may attend and vote virtually via the Internet, during the Annual Meeting. However, your attendance during the Annual Meeting will not automatically revoke your proxy unless you specifically so request. A stockholder’s last vote is the vote that will be counted.

If your shares are held in “street name” and you have instructed a broker or other nominee to vote your shares, you must follow the directions you receive from your broker or other nominee to change your vote.
What does it mean if I receive more than one proxy card or voting instruction form?
If your shares are registered differently, or if they are held in more than one account, you will receive more than one proxy card or voting instruction form. Please follow the instructions on each proxy card or voting instruction form to ensure that all of your shares are voted. Please sign each proxy card exactly as your name appears on the card. For joint accounts, each owner must sign the proxy card. When signing as executor, administrator, attorney, trustee, guardian, etc., please print your full title on the proxy card.
Where can I find the results of the Annual Meeting?
The Company will announce preliminary voting results at the Annual Meeting and disclose final results in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.
Who can help answer my questions?
If you have any questions about the Annual Meeting or how to vote your shares, please or Director of Communications by mail, email or by telephone at:
Craig Scott
Director of Communications
9 East Park Court
Old Bethpage, NY 11804
cscott@bionenviro.com
303-843-6191

CORPORATE GOVERNANCE
Director Independence
The Company is currently listed on the OTCQB Market and meets SEC Reporting Standards. So long as the Company complies with SEC Reporting Standards and the Company is not deemed to be an “Alternative Reporting Company,” the OTCQB listing standards do not require that the Company’s Board of Directors maintain a minimum number of independent directors or maintain any board committees (including an Audit Committee). As such, currently the Board of Directors as a whole participates in the consideration of director nominees and directly reviews and authorizes all compensation matters.
However, it is currently the intention of Board of Directors to apply to have the Company’s common stock listed on The Nasdaq Stock Market (“Nasdaq”) or the NYSE American. In anticipation of the Company’s up-listing application to have our common stock listed on Nasdaq or the NYSE American, the Board of Directors intends to recruit additional, independent directors and implement a committee structure in the near future.
Meetings of the Board of Directors
The Board generally meets at least once per quarter. During fiscal 2021, the Board met five times and acted by unanimous written consent once. Although we do not have a formal policy regarding attendance by members of the Board at annual meetings of shareholders, we expect that our directors will attend, absent a valid reason for not doing so.
Board Leadership Structure
The Board has no fixed policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board retains the discretion to determine, at any time, whether to combine or separate the positions as it deems to be in the best interests of the Company and its shareholders.
Currently, the Mark A. Smith, the Company’s President, General Counsel and Chief Financial Officer serves as Executive Chairman of the Board. The Board believes that this structure has historically served the Company well and continues to do so, by facilitating communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs. The Board will continue to evaluate if this structure serves the Company well and may in the future amend the arrangement if it is concluded to be beneficial. Edward T. Schafer serves as Vice Chairman of the Board. The Board does not currently have a lead independent director.
Board Role in Risk Oversight
While management is responsible for risk management in daily operations, the board of directors is responsible for overall risk oversight of the Company. A central focus for our Board is oversight of our corporate strategy and management’s execution of such strategy. The Board believes that this is a continuous process that requires regular attention from the full Board. This ongoing effort focuses the Board on the Company’s operational and financial performance over the short, intermediate and long term.
Code of Ethics
To date, the Company has not adopted a code of business conduct and ethics applicable to its officers or directors.
Hedging Policy
To date, the Company has not adopted a hedging policy applicable to its officers or directors.
Transactions with Certain Related Persons
Other than the employment/consulting agreements, deferred compensation arrangements and conversions of debt described in the section titled “Executive Compensation,” in this proxy statement, there are no related party transactions except that: No directors of the Company are considered to be independent directors.

Director Compensation
Members of the Board of Directors do not currently receive any cash compensation for their services as Directors, but are entitled to be reimbursed for their reasonable expenses in attending meetings of the Board. However, it is the Company's intention to begin to pay cash compensation to Board members at some future date.
The following table sets forth certain information regarding the compensation paid to directors (who are not named executive officers) during the fiscal year ended June 30, 2021:
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Jon Northrop	—	—	27,750	—	27,750
(1)	Reflects the dollar amount expensed by the Company during the applicable fiscal year for financial statement reporting purposes pursuant to ASC 718

PROPOSAL 1 - ELECTION OF DIRECTORS
The number of directors that serve on the Board is currently set at eleven and may be fixed from time to time by the Board in the manner provided in the Company’s Bylaws. In accordance with the Company’s Bylaws, directors are elected for a term of one year or until their successors are duly elected and qualified or until their earlier removal, resignation or death.
Director Nominees
Name	Age	Positions Held with the Company	Director of the Company Since
Mark A. Smith	72	Executive Chairman, President, General Counsel, Chief Financial Officer and Director	2003

Edward T. Schafer	75	Vice Chairman and Director	2011

Jon Northrop	78	Secretary and Director	2003
Each of the three director nominees listed above currently serves as a director of the Company and was nominated by the Board to stand for election at the Annual Meeting. There are no other arrangements or understandings between the Company and any person pursuant to which such person has been elected a director. In addition, there are currently no family relationships among our directors and executive officers. Set forth below is biographical information for each nominee standing for election at the Annual Meeting. The following descriptions also outline each person’s background and qualifications that qualify him or her to serve on the Company’s Board.
Mark A. Smith (age 72) currently serves Bion Environmental Technologies, Inc. as Executive Chairman, President, General Counsel, Chief Financial Officer and a director and has continually served in senior positions since late March 2003. Since that time, he has also served as sole director, President and General Counsel of Bion's wholly-owned subsidiaries including Project Group and Services Group. Since mid-February 2003, Mr. Smith has served as sole director and President and General Counsel of Bion's majority-owned subsidiary, Centerpoint Corporation. Mr. Smith also serves as Manager of Bion PA1, LLC, Bion PA2, LLC and Bion 3G1 LLC. Previously, from May 21, 1999 through January 31, 2002, Mr. Smith served as a director of Bion. From July 23, 1999, when he became President of Bion, until mid-2001 when he ceased to be Chairman, Mr. Smith served in senior positions with Bion on a consulting basis. Additionally, Mr. Smith was the president of RSTS Corporation prior to its acquisition of Bion Technologies, Inc. in 1992. Mr. Smith received a Juris Doctor Degree from the University of Colorado School of Law, Boulder, Colorado (1980) and a BS from Amherst College, Amherst, Massachusetts (1971). Mr. Smith has engaged in the private practice of law in Colorado since 1980. In addition, Mr. Smith has been active in running private family companies, Stonehenge Corporation (until 1994), LoTayLingKyur, Inc. (1994-2002) and LoTayLingKyur, LLC (2007-present). Until returning to Bion during March 2003, Mr. Smith had been in retirement with focus on charitable work and spiritual retreat. From July 2018 to March 2020 Mr. Smith served as a senior executive and director at Grow-Ray Technologies, Inc., a private LED lighting company based in Boulder, Colorado, on a consulting basis. Mr. Smith’s long tenure at the Company and his management and legal background qualifies him to serve as a member of our Board.
Edward T. Schafer (age 75) Edward Schafer previously served the Company's senior management team as Executive Vice Chairman and has been a member of the Company's Board of Directors since January 1, 2011. Mr. Schafer has served as a consultant to Bion since July 2010. Mr. Schafer served as a director of Continental Resources (NYSE-CLR) 2011-2016. He also chairs the Board of Directors of Dynamic Food Ingredients and the Theodore Roosevelt Medora Foundation. In addition, he has served on the Board of Governors of Amity Technology LLP since 2009, the Board of Directors of AGCO-Amity JV since it was formed in 2011. Mr. Schafer served as a trustee of the Investors Real Estate Trust (NASDAQGS-IRET) from September 2009 to October 2011. He also served as a trustee of the IRET from September 2006 through December 2007, when he resigned from the IRET's Board to serve as Secretary of the U.S. Department of Agriculture under President George W. Bush. Mr. Schafer, a private investor, is a two-term former Governor of North Dakota. He served as Chief Executive Officer of Extend America, a telecommunications company, from 2001 to 2006, and he has been a member of the Boards of RDO Equipment Co., a privately-owned agricultural and construction equipment company (August 2001 to July 2003) and the University of North Dakota Foundation (June 2005 to

December 2007). Since 2019 Mr. Schafer has served on the Board of Directors of Cellular Biomedicine Group (NASDAQ: CBMG) and is Chairman of its Audit Committee. Mr. Schafer serves as a board member of the Center for Innovation at the University of North Dakota and teaches a leadership class at North Dakota State University. Mr. Schafer is a past chair of the Republican Governors Association, the Midwestern Governors’ Association, the Interstate Oil and Gas Compact, the Western Governors’ Association and served as the 29th United States Secretary of Agricultural from 2008 to 2009. Mr. Schafer holds a Master’s degree in Business Administration from the University of Denver. Mr. Schafer brings the following experience, qualifications, attributes and skills to the Company: general business management, budgeting and strategic planning experience from his service as Chief Executive Officer of Extend America and extensive government, regulatory, strategic planning, budgeting administrative and public affairs experience from his service as Governor of North Dakota and Secretary of the US Department of Agriculture. Mr. Schafer’s extensive experience in management and leadership, as well as his prior board experience and government background, qualifies him to serve as a member of our Board.
Jon Northrop (age 78) has served as our Secretary and a Director since March of 2003. Since September 2001 he has been self employed as a consultant with a practice focused on business buyer advocacy. Mr. Northrop is one of our founders and served as our Chief Executive Officer and a Director from our inception in September 1989 until August 2001. Before founding Bion Technologies, Inc., he served in a wide variety of managerial and executive positions. He was the Executive Director of Davis, Graham & Stubbs, one of Denver's largest law firms, from 1981 to 1989. Prior to his law firm experience, Mr. Northrop worked at Samsonite Corporation's Luggage Division in Denver, Colorado, for over 12 years. His experience was in all aspects of manufacturing, systems design and implementation, and planning and finance, ending with three years as the Division's Vice President, Finance. Mr. Northrop has a bachelor's degree in Physics from Amherst College, Amherst, Massachusetts (1965), an MBA in Finance from the University of Chicago, Chicago, Illinois (1969), and spent several years conducting post graduate research in low energy particle physics at Case Institute of Technology, Cleveland. Mr. Northrop’s extensive knowledge of the company, as one of the Company’s founders, and his management and legal background qualifies him to serve as a member of our Board.
Vote Required
Each director must be elected by a plurality of the votes cast. This means that the nominees receiving the most votes from those eligible to vote will be elected. We do not have cumulative voting.
Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the election of each of the nominees to the Board. If the person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, proxies will be voted for a replacement nominee designated by the Board of Directors or, in the event no such designation is made, proxies will be voted for a lesser number of nominees. At this time, the Board knows of no reason why the nominees listed above may not be able to serve as a director if elected. Proxies cannot be voted for a greater number of persons than the nominees named herein.
Board Recommendation
The Board of Directors recommends that you vote “FOR” the election of each of the director nominees named above. Proxies solicited by the Board of Directors will be voted “FOR” each of the foregoing nominees unless shareholders specify a contrary vote.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED SHAREHOLDER MATTERS
As of January 15, 2022, the Registrant had 43,727,820 shares of common stock issued and 43,023,511 shares of common stock outstanding (the balance of 704,309 shares are owned by Centerpoint, the Company's majority-owned subsidiary).
The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 15, 2022 by:
•	Each person that is known by us to beneficially own more than 5% of our common stock;
•	Each of our directors;
•	Each of our executive officers and significant employees;
•	All our executive officers, directors and significant employees as a group.
Under the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options, warrants and convertible securities that are exercisable/convertible within sixty (60) days of January 15, 2022. Those shares issuable under stock options, warrants and/or convertible securities are deemed outstanding for computing the percentage of each person holding options, warrants and/or convertible securities but are not deemed outstanding for computing the percentage of any other person. The percentage of beneficial ownership schedule is based upon 43,023,511 shares outstanding as of January 15, 2022. The address for those individuals for which an address is not otherwise provided is c/o Bion Environmental Technologies, c/o PO Box 323, Old Bethpage, NY 11804. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting power and investment power with respect to all shares of common stock listed as owned by them.
Name and Address	Number	Percent of Class Issued	Entitled To Vote
Centerpoint Corporation(1) c/o PO Box 323 Old Bethpage, NY 11604	704,309	1.6%	—

Dominic Bassani(2) 64 Village Hills Drive Dix Hills, NY 11746	13,789,051	24.8%	25.1%

Mark A. Smith(3) 401 N. Riverside Drive, Unit 408 Pompano Beach, FL 33062	9,326,871	17.8%	18.0%

Christopher B. Parlow(4) 23 Longbow Drive Commack, NY 11725	8,424,478	16.3%	16.5%

Danielle Lominy(5) c/o Dominic Bassani 64 Village Hill Drive Dix Hills, NY 11746	8,414,474	16.3%	16.5%

Anthony Orphanos(6) c/o Blacksmith Advisors, LLC 320 Park Avenue 18th floor New York, NY 10022	3,003,997	6.7%	6.8%

Name and Address	Number	Percent of Class Issued	Entitled To Vote
Edward T. Schafer(7)	2,854,482	6.1%	6.2%

Jon Northrop(8)	563,135	1.3%	1.3%

All executive officers and directors as a group (4 persons)	26,533,539	39.2%	39.6%
(1)
Centerpoint Corporation is currently majority owned by the Company. Under Colorado law, Centerpoint Corporation is not entitled to vote these shares unless otherwise ordered by a court. These shares of common stock may be distributed to the shareholders of Centerpoint Corporation at a future date pursuant to a dividend declared during July 2004. The shares distributed to Bion, if any, will be cancelled immediately upon receipt

(2)
Includes 62,201 shares, 2,825,000 shares underlying options and 965,000 shares underlying warrants held directly by Mr. Bassani; 354,342 shares and 250,000 shares underlying warrants held by Mr. Bassani’s wife; and, 839,933 shares held in IRA accounts of Mr. Bassani and his wife. Also included are the shares set forth below owned (directly and indirectly) by Mr. Bassani’s daughter, Danielle Lominy (formerly Danielle Bassani) who resides within his residence and are included in Mr. Bassani’s beneficial ownership for purposes of the calculation including: a) 570,000 shares directly b) 646,458 shares underlying warrants owned directly; and c) Danielle Lominy is the 50% beneficiary of the Dominic Bassani 2019 Irrevocable Trust (“2019Trust”) which owns: i) 3,000,000 warrants and 1,000,000 options to purchase shares of the Company’s common stock and, as a result, Danielle Lominy is the beneficial owner of 1,500,000 shares underlying warrants and 500,000 shares underlying options and ii) $2,211,481 principal amount of the Company’s 2020 Convertible Obligation (“CVObligation”) which is convertible into 4,422,962 shares and 2,950,116 warrants and, as a result, Danielle Lominy is the beneficial owner of 2,211,481 shares underlying conversion of the CVObligation and 1,475,058 shares underlying the warrants issuable on conversion of the CVObligation. The total also includes: a) 685,748 shares of common stock that could be issued on the conversion (at the election of Bassani) by Mr. Bassani of convertible notes in the amount of $342,874, (@ $0.50 price) and b) 458,298 shares of common stock that could be issued on the conversion (at the election of Bassani) by Mr. Bassani of convertible notes in the amount of $274,979 (@ $0.60 price) and c) 455,532 shares of common stock that could be issued on the conversion (at the election of Bassani) of deferred compensation in the amount of $354,638. Mr. Bassani disclaims ownership of 1,511,477 shares underlying warrants held by the Danielle Christine Bassani Trust, which is separately itemized herein. Mr. Bassani’s adult daughter Danielle Lominy (formerly Danielle Bassani), who resides within his residence, is the beneficiary of the Danielle Christine Bassani Trust and Mr. Bassani is not one of the trustees of the trust. Mr. Bassani further disclaims beneficial ownership of shares and warrants owned by various other family members (including Christopher Parlow who is itemized separately), none of whom live with him or are his dependents, and such shares are not included in this calculation.

(3)
Includes 284,077 shares held jointly by Mark A. Smith with his wife, 62,535 shares held by Mark Smith in an IRA; 2,225,000 shares underlying options held directly by Mr. Smith, 1,271,944 shares underlying warrants held directly by Mr. Smith; 53,756 shares held by his wife in her IRA, 12,681 shares of common stock held by LoTayLingKyur Foundation and 100,001 shares of common stock and 100,001 underlying warrants held by LoTayLingKyur LLC which is controlled by Mr. Smith and his wife. Also includes 2,608,438 shares and 2,608,438 warrants underlying units that could be issued on the conversion (at the election of Mr. Smith) by Mr. Smith of his 2020 Convertible Obligations in the aggregate amount of $1,304,219. Mr. Smith has the option to convert this amount into units with each unit consisting of 1 share of common stock and 1 warrant exercisable at $0.75 per share. The conversion price will be $0.50 per unit. Does not include shares and warrants owned by various family members of which Mr. Smith disclaims beneficial ownership. Mr. Smith is also the President of Centerpoint, although shares owned by Centerpoint are not entitled to a vote while held by Centerpoint.

(4)
Includes 2,005 shares held directly by Christopher Parlow, 65,000 shares held jointly with wife, 250,000 shares owned by the Christopher Parlow Trust and 50,000 shares owned by Christopher Parlow’s minor daughters. Also includes 1,614,000 shares underlying warrants held by the Christopher Parlow Trust, 147,154 shares underlying warrants held jointly with wife, 150,000 shares underlying warrants held directly by Mr. Parlow and 459,780 shares underlying warrants held by Mr. Parlow’s minor daughters. In addition, Christopher is the 50% beneficial owner of the Dominic Bassani 2019 Irrevocable Trust (“2019 Trust”) which owns 3,000,000 warrants to purchase shares of the Company’s common stock and 1,000,000 options and as a result, Christopher Parlow is the beneficial owner of 1,500,000 shares underlying exercise of the warrants and 500,000 shares underlying exercise of the options. Additionally, the 2019 Trust owns $2,211,481 principal amount of the Company’s 2020 Convertible Obligation (“CVObligation”) which is convertible @$0.50 into 4,442,962 shares and 2,950,116 warrants. As a result, Christopher Parlow is the beneficial owner of 2,211,481 shares underlying conversion of the CVObligation and 1,475,058 shares underlying the warrants issuable on conversion of the CVObligation.

(5)
Includes 170,000 shares held directly by Danielle Lominy (formerly Danielle Bassani), 1,511,477 shares underlying warrants held by The Danielle Christine Bassani Trust, Anthony Orphanos and Donald Codignotto, trustees; 400,000 shares owned by the Danielle Bassani Trust, 311,458 shares underlying warrants, 105,000 shares underlying warrants owned jointly with husband and 230,000 shares underlying warrants owned by Danielle Lominy’s daughter. In addition, Danielle is the 50% beneficial owner of the Dominic Bassani 2019 Irrevocable Trust (“2019 Trust”) which owns 3,000,000 warrants to purchase shares of the Company’s common stock and 1,000,000 options and, as a result Danielle Lominy is the beneficial owner of 1,500,000 shares underlying exercise of the warrants and 500,000 shares underlying exercise of the options. Additionally, the 2019 Trust owns $2,211,481 principal amount of the Company’s 2020 Convertible Obligation (“CVObligation”) which is convertible @ $0.50 into 4,422,962 shares and 2,950,116 warrants. As a result, Danielle Lominy is the beneficial owner of 2,211,481 shares underlying conversion of the CVObligation and 1,475,058 shares underlying the warrants issuable on conversion of the CVObligation.

(6)
Includes 570,063 shares held directly by Mr. Orphanos; 156,750 shares underlying warrants held directly by Mr. Orphanos;120,263 shares held jointly with his wife; 1,425,374 shares held in IRA accounts; and 731,547 shares of common stock that could be issued on conversion of $438,928 convertible notes (.60 conversion price). Not included are 400,000 shares and 1,511,477 shares underlying warrants held by the Danielle Christine Bassani Trust, of which Mr. Orphanos is a co-trustee, and 2,921,777 common shares owned by certain clients of Blacksmith Advisors, over which Mr. Orphanos exercises discretionary authority

(which shares include: a) 839,933 shares held in IRA accounts for Mr. Bassani and his wife; b) 354,342 shares held by Mr. Bassani’s wife; c) 5,624 shares held by Mr. Bassani personally; and d) 170,000 shares owned by Danielle Lominy (formerly Danielle Bassani). Mr. Orphanos disclaims beneficial ownership of the shares listed in the preceding sentences because he has no pecuniary interest in the shares.
(7)
Includes 158,254 shares held directly by Mr. Schafer, options to purchase 1,165,000 shares and warrants to purchase 23,934 shares. Also includes 982,028 shares and 491,014 warrants underlying units that could be issued on the conversion by Mr. Schafer of a deferred compensation promissory note in the amount of $491,014. Mr. Schafer has the option to convert this amount into units with each unit consisting of 1 share of common stock and ½ warrant exercisable at $0.75 per share until December 31, 2024. The conversion price is $0.50 per unit. Also includes 34,252 shares of common stock that could be issued on the conversion (at the election of Mr. Schafer) by Mr. Schafer of a convertible note in the amount of $20,551. The conversion price will be $0.60 per share.

(8)
Includes 120,635 shares held directly by Jon Northrop and options to purchase 442,500 shares held by Jon Northrop. Does not include shares or options owned by the adult children of Jon Northrop nor his former wife.

EXECUTIVE OFFICERS
Set forth below is biographical information with respect to each current executive officer of the Company.
Mark A. Smith - President, General Counsel, Chief Financial Officer. Mr. Smith also serves as Executive Chairman of the Board of Directors of the Company. For biographical information regarding Mr. Smith, see Proposal No. 1 – Election of Directors above.
Dominic Bassani – Chief Executive Officer. Mr. Bassani (age 75) has served as Chief Executive Officer of Bion Environmental Technologies, Inc. since April 2011. Previously he was a full-time consultant to the Company and served as the General Manager of Bion's Projects Group subsidiary from April 2003 through September 2006. From September 15, 2008 he has served as Director-Special Projects and Strategic Planning of the Company and our Projects Group subsidiary. He has been an investor in and consultant to Bion since December 1999. He is an independent investor and since 1990 has owned and operated Brightcap, a management consulting company that provides management services to early stage technology companies. He was a founding investor in 1993 in Initial Acquisition Corp. that subsequently merged in 1995 with Hollis Eden Corp. (HEPH), a biotech company specializing in immune response drugs. From early 1998 until June 1999 he was a consultant to Internet Commerce Corp. (re-named EasyLink Services International Corporation) (ESIC), a leader in business-to-business transactions using the Internet. He is presently an investor in numerous private and public companies primarily in technology related businesses. From 1980 until 1986, Mr. Bassani focused primarily on providing management reorganization services to manufacturing companies and in particular to generic pharmaceutical manufacturers and their financial sponsors.
Edward T. Schafer – Vice Chairman. Mr. Schafer also serves as a director of the Company. For biographical information regarding Mr. Schafer, see Proposal No. 1 – Election of Directors above.

EXECUTIVE COMPENSATION
The Company does not have a compensation committee due to its small size and limited resources. The Board of Directors directly reviews and authorizes all compensation matters.
Summary Compensation Table
The following table sets forth a summary of certain information concerning the compensation awarded or paid to our named executive officers for services rendered in all capacities during the last two fiscal years.
Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	Other Compensation	Total
Mark. A Smith(3) President and Chief Financial Officer Since March 25, 2003, Director	2021	$229,460	—	—	$277,500	—	—	—	$506,960
	2020	$216,000	—	—	$115,000	—	—	—	$331,000

Brightcap/Dominic Bassani(4) Chief Executive Officer	2021	$372,000	—	—	$277,500	—	—	—	$649,500
	2020	$372,000	—	—	$90,000	—	—	—	$462,000
Edward T. Schafer(5) Executive Vice Chairman and Director	2021	—	—	—	$55,500	—	—	—	$55,500
	2020	—	—	—	$33,250	—	—	—	$33,250
(1)	Includes compensation paid by Bion Environmental Technologies, Inc. and our wholly owned subsidiaries.
(2)	Reflects the dollar amount expensed by the Company during the applicable fiscal year for financial statement reporting purposes pursuant to ASC 718.
(3)
During October 2016 the Company approved a month to month contract extension with Smith which included a monthly deferred salary of $18,000 and the right to convert up to $300,000 of deferred compensation, at his a monthly deferred salary of $18,000 and the right to convert up to $300,000 of deferred compensation, at his sole election, at $0.75 per share until December 31, 2022. Smith also has the right to convert his deferred compensation in whole or in part, at this sole election, at any time in an amount at “market” or into securities sold in the Company's most current/recent private offering. During fiscal year 2021 the Company paid Smith $13,460 for payroll taxes on his deferred compensation conversions which was treated as salary.

(4)
On February 10, 2015, Mr. Bassani agreed to an extension to continue his employment through December 31, 2017 at an annual salary of $372,000 effective January 1, 2015. During October 2016, Bassani was granted the right to convert up to $125,000 of his deferred compensation, at his sole election, at $0.75 per share which was expanded on April 27, 2017 to the right to convert up to $300,000). During February 2018, the Company agreed to the material terms of a binding two-year extension agreement, while a fully executed agreement is still being negotiated. Bassani's annual salary will remain at $372,000 and the Company agreed to pay him $2,000 per month to be applied to life insurance premiums. The Company granted Bassani 2,000,000 fully vested options at $0.75 per share with an expiry date of December 31, 2024 which contain a 90% execution bonus and the options may be extended for an additional 5 years at $0.01 per share per extension year. On August 1, 2018, his agreement was extended to provide services to the Company on a full-time basis through December 31, 2022 plus two years after that on a part-time/as needed basis.

(5)	Mr. Schafer's compensation is determined periodically based on evaluation by the board of directors.
Narrative to Summary Compensation Table
Employment Agreements:
Mark A. Smith (“Smith”) has held the positions of Director, President and General Counsel of Company and its subsidiaries under various agreements and terms since March 2003 (details regard earlier years and periods between 2003 and 2011 may be found in the Company’s prior Forms 10-K and other SEC filings). During September 2014, Smith agreed to continue his employment agreement through April 15, 2015 and also agreed to continue to defer his temporarily reduced salary of $14,000 per month. On February 10, 2015, the Company executed an Extension Agreement with Smith pursuant to which Smith extended his employment with the Company to December 31, 2015 (with the Company having an option to extend his employment an additional six months). As part of the Extension Agreement, the balance of Smith’s existing convertible note payable of $854,316 as of December 31, 2014, adjusted for conversions subsequent to that date, was replaced with a new convertible note with an initial principal amount of $760,519 with terms that i) materially reduced the interest rate by 50% (from 8% to 4%), ii) increased the conversion price by 11% (from $0.45 to $0.50), iii) set the conversion price at a fixed price so there can be no further reductions, iv) reduced the number of warrants received on conversion by 75% (from 1 warrant per unit to 1/4 per unit) and v) extended the maturity date to December 31, 2017 (which maturity date was subsequently extended to July 1, 2019 and subsequently extended multiple times to 2024). Additionally, pursuant to the Extension Agreement, Smith: i) continued to defer his cash compensation ($18,000 per month) until the Board of Directors re-instates cash payments to all employees and consultants who are deferring their compensation, ii) cancelled 150,000 contingent stock bonuses previously granted to him by the Company, iii) has been granted 150,000 new options which vested immediately and iv) outstanding options and warrants owned by Smith (and his donees) have been extended and had the exercise prices reduced to $1.50 (if above that price). Options and warrants owned by Mr. Smith (and his donees) have subsequently been extended to December 31, 2024 with reductions of exercise prices to $.75 per share (if the exercise prices were higher). Due to expiration of his most recent extension, Mr. Smith is currently serving the Company on a month-to –month basis.
Dominic Bassani (“Bassani”) has served in senior management positions with the Company (as a full-time consultant) since 2001 (see prior Forms 10-K for earlier years and other filings with the SEC). Since March 31, 2005, the Company has had various agreements with Brightcap, Bassani’s family consulting company, through which the services of Bassani have been provided through the present. On February 10, 2015, the Company executed an Extension Agreement with Bassani pursuant to which Bassani extended the term of his service to the Company to December 31, 2017, (with the Company having an option to extend the term an additional six months.) As part of the agreement, the Company’s existing loan payable, deferred compensation and convertible note payable to Bassani, were restructured into two promissory notes as follows: a) The of sum of the cash loaned by Bassani to the Company of $279,000 together with $116,277 of unreimbursed expenses through December 31, 2014 were placed into a new promissory note with initial principal of $395,277 which was due and payable on December 31, 2015. In connection with these sums and the new promissory note, Bassani was issued warrants to purchase 592,916 shares of the Company’s common stock at a price of $1.00 until December 31, 2020; and b) the remaining balances of the Company’s accrued obligations to Bassani ($1,464,545) were replaced with a new convertible promissory note with terms that compared with the largest prior convertible note obligation to Bassani: i) materially reduced the interest rate by 50% (from 8% to 4%), ii) increased the conversion price by 11% (from $0.45 to $0.50), iii) set the conversion price at a fixed price so there can be no further reductions, iv) reduced the number of warrants received on conversion by 75% (from 1 warrant per unit to 1/4 per unit) and v) extended the maturity date to December 31, 2017 (See Note 6 to Financial Statements) (which maturity date was subsequently extended to July 1, 2019. Additionally, pursuant to the Extension Agreement, Bassani i) will continue to defer his cash compensation ($31,000 per month) until the Board of Directors re-instates cash payments to all employees and consultants who are deferring their compensation, ii) cancelled 250,000 contingent stock bonuses previously granted to him by the Company, iii) has been granted 450,000 new options which vested immediately and iv) outstanding options and warrants owned by Bassani (and his donees) have been extended and had the exercise prices reduced to $1.50 (if above that price). Options and warrants owned by Mr. Bassani (and his donees) have subsequently been extended to December 31, 2024 with reductions of exercise prices to $.75 per share (if the exercise prices were higher). On August 1, 2018, his agreement was extended to provide services to the Company on a full-time basis through December 31, 2022 plus two years after that on a part-time/as needed basis.
Effective January 1, 2011, the Company entered into an employment agreement with Edward Schafer (“Schafer”) pursuant to which for a period of three years, Schafer provided senior management services to the Company on an approximately 75% full time basis, initially as Executive Vice Chairman and as a director. Compensation for Schafer’s services were initially set at an annual rate of $250,000, which was to consist of $150,000 in cash compensation and $100,000 payable in the Company’s common stock. Commencing the month following the first calendar month-end after the Company has completed an equity financing in excess of $3,000,000 (net of commissions and other offering expenses), Schafer’s compensation was to be at an annual rate of $225,000, all of which would have been payable in cash. Effective July 15, 2012, the Company entered into a deferral/employment/ compensation agreement with Schafer pursuant to which Schafer provided senior management services to the Company on an approximately 75% full time basis, as Executive Vice Chairman and as a director. Basic compensation for Schafer’s services remained unchanged and Schafer was issued 100,000 options to purchase shares of the Company’s common stock at $2.10 per share until December 31, 2018, which options immediately vested and a contingent stock bonus of 25,000 shares payable on January 1 of the first year after the Company’s stock price first reaches $10.00 per share (regardless of whether Schafer is still providing services to the Company on such date). Since May 15, 2012 Schafer has deferred the cash portion of the compensation due him from the Company, in consideration of which he has been granted a 50% ‘execution/exercise’ bonus to be effective upon future exercise of outstanding (or subsequently acquired) options and warrants owned by Schafer (and his donees) and in relation to contingent stock bonuses. Effective January 1,

2014, Mr. Schafer agreed to continue his services to the Company as Director and Executive Vice-Chairman without periodic compensation in light of the Company’s financial situation. Mr. Schafer agreed not to receive any periodic compensation (cash or deferred) commencing January 1, 2014 and agreed to be compensated with bonuses from time-to-time as determined to be appropriate by the Board of Directors. No such bonuses have been declared to date. On February 10, 2015, the Company entered into an agreement with Schafer pursuant to which Schafer continued to provide services to the Company through December 31, 2015. As part of the agreement, unreimbursed expenses of $15,956 due to Schafer at December 31, 2014 were replaced with a new promissory note with initial principal of $15,956 which was due and payable on December 31, 2015 and Schafer was issued warrants to purchase 7,978 shares of the Company’s common stock at a price of $1.00 until December 31, 2020. Schaefer’s deferred compensation for 2014 (and prior years) in the amount of $394,246 (including a sum of $120,000 for calendar year 2014) was placed in a convertible promissory note (See Note 6 to Financial Statements). Additionally, pursuant to the agreement, i) the exercise period of outstanding options and warrants owned by Schafer have been extended, ii) certain of Schafer’s outstanding options and warrants had the exercise prices reduced to $1.50 (if above that price), and iii) 25,000 contingent stock bonuses previously granted to Schafer have been cancelled by the Company. Effective June 30, 2016, Schafer and the Company determined that due to other obligations Schafer’s involvement with the Company during the 2016 fiscal year was less than anticipated and reduced his fiscal year 2016 compensation (all of which had been deferred) by $160,000 and agreed that future compensation will be determined periodically based on evaluation by the board of directors. Options and warrants owned by Mr. Schafer have subsequently been extended to December 31, 2024 with reductions of exercise prices to $.75 per share (if the exercise prices were higher).
Bassani, Smith and Schafer each agreed, effective June 30, 2017, to extend the maturity date of the outstanding convertible promissory notes set forth in the paragraphs above from December 31, 2017 to July 1, 2019 which maturity date was subsequently extended to July 1, 2021 (and were later amended and extended as set forth below).
On February 6, 2020 Bassani, Smith and Schafer (and a shareholder) each agreed to extend the maturity dates of their 2020 Convertible Obligations (“CVObligations”) (formerly convertible promissory notes) to July 1, 2024. If any of the CVObligations are converted, the warrants in units received will be exercisable through a date 3 years after conversion date.
Effective May 4, 2020 the Company agreed that all options and warrants owned (or subsequently acquired by conversion of CvObligations) by its officers, directors and key employees and consultants (including Jon Northrop (director), Bassani, Smith and Schafer) and their donees be amended to: a) lower the exercise price to $0.75 for any options/warrants with higher exercise prices and b) extend the expiration dates to December 31, 2024.
Other Agreements
The Company has declared contingent deferred stock bonuses to its key employees and consultants at various times throughout the years. The stock bonuses were contingent upon the Company’s stock price exceeding a certain target price per share, and the grantees still being employed by or providing services to the Company at the time the target prices are reached. During the year ended June 30, 2017, pursuant to agreement with the employees and a consultant who had been granted the outstanding contingent stock bonuses, the Company cancelled all 117,500 outstanding contingent stock bonuses. In consideration for the cancellations, the Company granted 109,500 fully vested options to these employees and a consultant to purchase common stock of the Company at $1.00 per share until December 31, 2024 (including recent extensions).

Outstanding Equity Awards At Fiscal Year-End
The following table sets forth outstanding equity awards of the named executive officers as of June 30, 2021.
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark A. Smith(1)	100,000	—	—	0.60	2024	—	—	—	—
Mark A. Smith(1)	1,675,000	—	—	0.75	2024	—	—	—	—
Mark A. Smith(2)	200,000	—	—	0.75	2024	—	—	—	—
Mark A. Smith(1)	250,000	—	—	1.20	2026	—	—	—	—

Brightcap/Dominic Bassani(1)	1,675,000	—	—	0.75	2024	—	—	—	—
Brightcap/Dominic Bassani(2)	2,000,000	—	—	0.75	2024	—	—	—	—
Brightcap/Dominic Bassani(1)	250,000	—	—	1.20	2026	—	—	—	—

Edward Schafer(3)	25,000	—	—	0.60	2024	—	—	—	—
Edward Schafer(3)	300,000	—	—	0.75	2024	—	—	—	—
Edward Schafer(1)	600,000	—	—	0.75	2024	—	—	—	—
Edward Schafer(2)	190,000	—	—	0.75	2024	—	—	—	—
Edward Schafer(1)	50,000	—	—	1.20	2026	—	—	—	—
(1)	Options are subject to a 75% execution/exercise bonus upon notice of intent to exercise.
(2)	Options are subject to a 90% execution/exercise bonus upon notice of intent to exercise.
(3)	Options are subject to a 50% execution/exercise bonus upon notice of intent to exercise.
401(k) Plan
The Company has adopted the Bion Technologies, Inc. 401(k) Profit Sharing Plan and Trust (the “401(k) Plan”), a defined contribution retirement plan for the benefit of its employees. The 401(k) Plan is currently a salary deferral only plan and at this time the Company does not match employee contributions. The 401(k) is open to all employees over 21 years of age and no service requirement is necessary.

PROPOSAL 2 – ADVISORY VOTE TO
APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Rule 14a-21 under the Securities Exchange Act of 1934, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers (or NEOs) identified in the section titled “Executive Compensation” set forth above in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory basis, the compensation of the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Summary Compensation Table and the other related tables and disclosures.”
This vote is merely advisory and will not be binding upon the Company or the Board, nor will it create or imply any change in the fiduciary duties of the Board. The Board will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.
Board Recommendation
The Board of Directors recommends that you vote “FOR” Proposal 2. Proxies solicited by the Board of Directors will be voted “FOR” the Proposal 2 unless shareholders specify a contrary vote.

PROPOSAL 3 – ADVISORY VOTE ON
FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
In accordance with the Dodd-Frank Act, the Company requests that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote to approve the compensation of our named executive officers (or NEOs), similar to Proposal No. 2 above. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for such a stockholder advisory vote at future annual meetings every year, every two years or every three years.
After careful consideration, the Board determined that providing a stockholder advisory vote to approve the compensation of our NEOs every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on NEO compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Stockholders of the Company will have the opportunity to specify one of four choices for this proposal: (1) every year, (2) every two years, (3) every three years or (4) abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes on executive compensation. If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by the Company’s stockholders.
While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company or the Board of Directors.
Board Recommendation
The Board of Directors recommends that you vote for a frequency of “EVERY YEAR” with respect to Proposal 3. Proxies solicited by the Board of Directors will be voted for a frequency of “EVERY YEAR” on Proposal 3 unless shareholders specify a contrary choice.

PROPOSAL 4 – APPROVAL OF
THE AMENDMENT AND RESTATEMENT OF
THE COMPANY’S ARTICLES OF INCORPORATION
On December 29, 2021, the Board of Directors of the Company approved Amended and Restated Articles of Incorporation of the Company (the “Amended and Restated Articles”) and recommended them to the shareholders for approval. The amendment of the Company’s current articles of incorporation is necessary to clarify and modernize the Company’s Articles of Incorporation and more closely align the Company’s governance with the current provisions of the Colorado Business Corporations Act. The Amended and Restated Articles also eliminate certain unnecessary provisions that are adequately addressed in the Company’s Bylaws. The Board believes that the changes implemented in the Amended and Restated Articles provide terms that are more appropriate for a publicly-held Colorado corporation.
Summary of Significant Changes in the Amended and Restated Articles
Below is a summary of the various amendments included in the Amended and Restated Articles, which is qualified in its entirety to the full text of the Amended and Restated Articles which is attached to this proxy statement as Appendix A:
•
Increase in Shares of Common Stock. The Amended and Restated Articles include an increase of the authorized common stock from 100,000,000 shares to 250,000,000 shares in order to allow the Company more flexibility to execute the Equity Incentive Plan described in Proposal 5 and to facilitate potential acquisitions and financing transactions as such opportunities arise.

•
Board Authority to Issue Series of Stock. The Amended and Restated Articles include a more complete description of the abilities and powers of the Board with regards to the issuance of a series of stock and the determination of the rights, powers, and characteristics applicable to each such series of stock, conforming the Company’s Articles of Incorporation with the provisions of the Colorado Business Corporations Act.

•
Removal of Duplicative Provision Addressed by Company Bylaws. The Amended and Restated Articles will eliminate duplicative provisions with regards to Company policies as to indemnification, limitation of liability and quorum that are separately addressed in the Company’s Bylaws.

•
Statements of Designation for Series A Convertible Preferred Stock and Series B Convertible Preferred Stock. Because there are no longer any shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock outstanding, the respective statements of designation for each such preferred class were removed.

In addition to the foregoing, certain non-substantive changes were made to clarify the current articles of incorporation or adjust their terms to better reflect a modern and customary articles of incorporation document. For the reasons set forth above in this section, the Board believes that the shareholders should approve the Amended and Restated Articles.
Vote Required
Approval of the Amended and Restated Articles requires the affirmative vote of a majority of the shares outstanding at the Annual Meeting. If approved by the shareholders at the Company’s Annual Meeting, the Amended and Restated Articles will be filed with the Colorado Secretary of State and will become effective.
Board Recommendation
The Board of Directors recommends that you vote “FOR” Proposal 4. Proxies solicited by the Board of Directors will be voted “FOR” the Proposal 4 unless shareholders specify a contrary vote.

PROPOSAL 5 – APPROVAL OF THE
BION ENVIRONMENTAL TECHNOLOGIES, INC.
2021 EQUITY INCENTIVE AWARD PLAN
Background of the 2021 Plan
On December 29, 2021, the Board of Directors of the Company approved the 2021 Equity Incentive Award Plan (the “Plan”), which is designed to provide an additional inducement for Eligible Individuals (as defined below) to provide services to the Company or an affiliate as an employee, consultant, non-employee director, or independent contractor. The Plan is subject to approval by the Company’s shareholders, which may find shareholder value in the Plan by (i) encouraging those performing services for the Company or their subsidiaries to focus on critical long-range objectives, (ii) encouraging the attraction and retention of officers, employees, directors, consultants and independent contractors with exceptional and vital qualifications, and (iii) linking employees, consultants, non-employee directors and independent contractors directly to shareholder interests through ownership of the Company. In this Proposal 5, shareholders are being asked to approve the Plan.
General
The Company intends to implement the Plan to succeed and replace the Company’s 2006 Consolidated Incentive Plan, as amended (the “Prior Plan”). It is the intention of the Company that no additional grants will be made pursuant to the Prior Plan after the date shareholders approve the Plan and the Prior Plan thereafter will be maintained solely to service grants made through that date. The description below is subject to, and qualified in its entirety by, the Plan, which is attached hereto in its entirety as Appendix B.
Description of Principal Features of the 2021 Plan
Types of Awards. The Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and performance unit awards (collectively, the “Awards”). Awards under the Plan will vest no earlier than one year from the date of grant.
Number of Authorized Shares. If approved by our shareholders, the maximum number of shares of common stock available for issuance under the Plan is 30,000,000. The Prior Plan has an authorized maximum issuance of 36,000,000 shares of which an aggregate of 26,000,930 shares have been have either been utilized (5,285,202 shares) or specifically reserved for issuance (20,715,758 shares) as of this date, leaving 9,999,070 shares available for future grants. If no additional shares are reserved under the Prior Plan between this date and the date of approval of the Plan (of which there is no assurance), the approval of the Plan will result in an estimated total share reserve of 56,000,930 shares of common stock upon shareholder approval of the Plan and the Amended and Restated Articles (as provided in Proposal 4) at the Company’s Annual Meeting. The shares of common stock subject to Awards granted under the Plan that expire, are forfeited because of a failure to vest, or otherwise terminate without being exercised in full will return to the Plan and be available for issuance under the Plan. Note that if the shareholders approve the reverse split described in Proposal 6 and if the Board of Directors determines to effect a reverse split, (i) the number of shares of common stock reserved for issuance under the Plan and the Prior Plan will be proportionately reduced, (ii) the number of shares of common stock issuable upon exercise of outstanding stock options under the Prior Plan and stock Awards under the Plan will be proportionately reduced and (iii) the exercise price of outstanding options and Awards described in the preceding clause (ii) will be proportionately increased.
Administration. The Plan will be administered by the Compensation Committee (the “Committee”), if any, or such similar or successor committee appointed by the Board of Directors. If the Board has not appointed a Committee, the Board will function in place of the Committee. The Committee has the full power to (i) promulgate, amend, and rescind rules and regulations relating the Plan, (ii) select Eligible Individuals to receive Awards under the Plan, (iii) determine the form and terms of Awards, (iv) determine when Awards are to be granted under the Plan and the applicable date of the grant; (v) determine the number of shares of common stock or other consideration subject to Awards under the Plan, (vi) determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Company, (vii) construe and interpret the Plan, any award agreement in connection with an Award and any other agreement or document executed pursuant to the Plan, (viii) correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or award agreement, (ix) authorize any person to executive an instrument on behalf of the Company to effectuate the grant of an Award or delegate authority to perform administrative functions under the plan, to the extent permitted by law, (x) subject to certain limitations, modify, exchange or replace an Award, and (xi) determine whether an Eligible Individual has engaged in the operation or management of a business that is in competition with the Company, any of its affiliates, or violated the release or restrictive covenants of the Plan. The number of shares of common stock that may be issued to an employee, director, consultant or independent contractor of the Company or an affiliate pursuant to the Plan is at the discretion of the Committee, and as such, cannot be determined in advance.
Effective Date and Duration. The Plan is effective as of its adoption by the Board of Directors on December 29, 2021, provided that the shareholders of the Company thereafter approve it at a duly held shareholders’ meeting or by written consent pursuant to the Colorado Business Corporation Act. If the Plan is not so approved, the Plan (and any Award granted under the Plan) will be null, void and of no force or effect. If so approved, the Plan will remain in effect until the earliest of the date (a) all shares authorized to be issued or transferred hereunder have been issued or transferred, (b) the Plan is terminated by the Board of Directors, or (c) the tenth (10th) anniversary of the effective date, and will continue in effect thereafter with respect to any Awards outstanding at the time of such termination.
Amendment and Termination. The Board may amend or modify the Plan at any time, subject to requisite shareholder approval. To the extent required by applicable law or regulation, and except as otherwise provided in the Plan. Shareholder approval will be required for any amendment that (i) increases the total number of shares which may be issued or delivered under the Plan; (ii) makes any changes in the class of eligible individuals; (iii) extends the period set forth in the Plan during which Awards may be granted; or (iv) makes any changes that require shareholder approval under the rules and regulations of any securities exchange or quotation system on which the Company’s common stock is traded. The Board of Directors may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.
Eligibility and Participation. Awards may be granted under the Plan to the Company’s employees, consultants or non-employee directors of the Company or an Affiliate (as defined in the Plan)(the “Eligible Individuals”, an Eligible Individual selected to participate in the Plan is referred to hereinafter as a “Participant”). Currently, there are 7 persons who will be eligible to participate in the Plan.
Termination of Continuous Service. Unless otherwise determined by the Committee in its sole discretion or in the case of Incentive Stock Options (as defined below), which have special provisions, following a Participant’s Termination of Continuous Service (as defined in the Plan) (other than death or disability), the Participant may exercise an option but only within such period of time ending on the earlier of (a) the date three months following the Termination of Continuous Service or (b) the expiration of the term of the option as set forth in the award agreement; provided that, if the Termination of Continuous Service is by the Company for Cause (as defined in the Plan), all outstanding options (whether or not vested) shall immediately terminate and cease to be exercisable. Unless otherwise provided in an Award agreement or determined by the Committee in its sole discretion, in the event that a Participant’s Continuous Service terminates as a result of disability or death, the Participant (or in the case of death, a Participant’s estate, by another person who acquired the right to exercise the option by bequest or inheritance, or by someone designed to exercise the option upon the Participant’s death), may exercise such option within the period of time ending on the earlier of (a) the date twelve (12) months following such termination or death or (b) the term set forth in the Award agreement.
Change in Control. Upon the occurrence of a Change in Control (as defined in the Plan), unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all outstanding options and stock appreciation rights granted under the Plan will become immediately exercisable and the restriction period imposed on restricted stock and restricted stock units and other Awards granted under the Plan will cease and become immediately vested in full and all performance goals and other vesting criteria for performance unit Awards shall be deemed achieved at 100% of target levels. Moreover, full vesting of all outstanding Awards will be effective immediately upon the Change of Control unless the Company is the surviving entity and any adjustments necessary to preserve the value of the participant’s outstanding Awards have been made, or the Company’s successor assumes or replaces the Company’s obligations under this Plan with an award of equal or greater value and having terms and conditions no less favorable than those immediately prior to the Change in Control. In addition, in the event of a Change in Control, the Committee may in its discretion, and with proper notice, cancel any outstanding Awards and pay to the holders thereof the value of such Awards based upon the price per share of common stock received or to be received by other shareholders of the Company upon the Change in Control. In the case of any option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share of common stock, the Committee may cancel the option or stock appreciation right without the payment of consideration therefor.
Vesting. Each option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The option may be subject to other terms and conditions on the time(s) when it may be exercised as the Committee may deem appropriate. While the vesting provisions of individual options may vary, each option will vest no earlier than one year after the Award date.
Deferrals. The Committee may permit the deferral of vesting or settlement of an Award of restricted stock or restricted stock units, so long as the applicable award agreement provides for deferral. Any such deferral will be subject to the terms and conditions established by the Committee and any terms and conditions of the Plan, Code Section 409A, and arrangement under which the deferral is made.
Transferability. Except as otherwise provided in a Participant’s award agreement, no option or Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution, in the case of death of a Participant, or pursuant to a domestic relations order (as defined in Code Section 414(p)).
Types of Awards
The following is a general description of the types of Awards that may be granted under the Plan. Terms and conditions of Awards will be determined on a grant-by-grant basis by the Committee, subject to the limitations contained in the Plan.
Stock Options. The Committee may grant incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”) or a combination thereof under the Plan. The exercise price for each such Award will be determined by the Committee, except that, the exercise price will be at least equal to 100% of the fair market value of a share of common stock on the date of grant (110% of fair market value in the case of an ISO granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate). Options will expire at such times and will have such other terms and conditions as the Committee may determine at the time of grant; provided, however, that no option may be exercisable later than the tenth anniversary of its grant (or the fifth anniversary in the case of an ISO granted to a person who owns more than 10% of the voting power of all classes of stock of the Company or any affiliate). The exercise price of options granted under the Plan may be paid (i) in cash or certified bank check, (ii) in the discretion of the Committee, by tendering previously acquired shares of common stock or requesting the Company withhold such number of shares then issuable upon exercise of the option as will have a fair market value equal to the exercise price, (iii) through broker-assisted cashless exercise or any other means permitted by the Committee consistent with applicable law or by a combination of any of the permitted methods.
Stock Appreciation Rights. Stock Appreciation Rights (“SARs”) granted under the Plan may be in the form of freestanding SARs (SARs granted independently of any option), tandem SARs (SARS granted in connection with a related option) or a combination thereof. The exercise price of a freestanding SAR will be determined by the Committee, but will not be less than 100% of the fair market value of one share of common stock on the date the SAR is granted. A tandem SAR will have the same Exercise Price as the related option, be transferable only upon the same terms as conditions as the related option, and exercisable only to the same extent as the related option; provided, however, that a SAR will only be exercisable when the fair market value per share of common stock subject to the SAR and related option exceeds the Exercise Price per share thereof. Freestanding SARs may be exercised upon such terms and conditions as are imposed by the Committee and set forth in the SAR award agreement. Upon exercise of a SAR, a participant will receive the product of the excess of the fair market value of a share of common stock on the date of exercise over the grant price multiplied by the number of shares with respect to which the SAR is exercised. The Committee will set forth in the award agreement whether the payment upon SAR exercise may be in cash, in shares of common stock of equivalent value, or in some combination of cash and shares.
Dividend Equivalents. Dividend Equivalents are a right to receive on the payment date for any dividend on the share of stock underlying an Award, cash compensation from the Company equal to the dividend that would have been paid on such shares of stock (or the fair market value of such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend. Dividend equivalents may be provided, in the Committee’s discretion, in connection with any Award under the Plan.
Restricted Stock and Restricted Stock Units. The Committee will be authorized to award restricted stock and restricted stock units under the Plan. Restricted stock and restricted stock units (or “RSUs”) are Awards subject to restrictions on transferability and other restrictions that the Committee may determine in its discretion (the “Restriction Period”). The Restriction Period will commence on the Award date and end no earlier than one year after the same. Except as otherwise provided in an award agreement, the Restriction Period for any recipient of restricted stock or RSUs will expire and all restrictions on restricted stock will lapse upon a Participant’s death or disability. A restricted stock unit is valued solely by reference to shares of stock and payable only in stock. If the restricted stock or RSU vesting conditions, which may be time or performance based as specified in the award agreement, are not satisfied, the Participant forfeits the shares, unless the Committee otherwise determines.
Performance Units. The Committee will be authorized to award performance units, subject to the requirements of Code Section 409A, to Eligible Individuals. The Committee will determine a performance period of one or more years and determine the Performance Goals (as defined in the Plan), which may vary from Participant to Participant and may be revised upon the occurrence of a significant event. Each performance unit will be paid in cash as a lump sum or in annual installments as the Committee will determine at the time of the grant.
U.S. Federal Income Tax Consequences of Plan Awards
The following discussion is intended to provide only a general outline of the U.S. federal income tax consequences, which are subject to change at any time, of participation in the Plan. It does not address any other taxes imposed by the United States, taxes imposed by any state or political subdivision thereof or foreign jurisdiction, or the tax consequences applicable to Participants who are not subject to U.S. taxes. The discussion set forth below does not purport to be a complete analysis of all potential tax consequences relevant to recipients of Awards, particular circumstances, or all Awards available under the Plan.
Nonqualified stock options. A Participant who exercises a NQSO recognizes taxable ordinary income in the year the stock option is exercised in an amount equal to the excess of the fair market value of the shares purchased on the exercise date over the exercise price. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant. Any gain or loss realized by the Participant upon the subsequent disposition of the shares will be taxed as short-term (if held one year or less) or long-term (if held more than one year) capital gain but will not result in any further deduction for the Company.
Incentive stock options. A Participant who exercises an incentive stock option does not recognize ordinary income at the time of exercise (although, the Participant may be subject to alternative minimum tax), and the Company is not entitled to a tax deduction. Upon the disposition of the shares obtained from the exercise of the incentive stock option more than two years after the date of grant and more than one year after the date of exercise, the excess of the sale price of the shares over the exercise price of the incentive stock option is taxed as long-term capital gain. If the shares are sold within two years of the grant date and/or within one year of the date of exercise, the excess of the fair market value of the shares on the date of exercise (or sale proceeds if less) over the exercise price is taxed as ordinary income, and, subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction for this amount; any remaining gain is taxed as short-term capital gain, without a Company tax deduction.
Stock appreciation rights. A Participant who exercises a stock appreciation right recognizes taxable ordinary income in the year the stock appreciation right is exercised in an amount equal to the cash and/or the fair market value of any shares or other property received. Subject to applicable provisions of the Code, including Section 162(m), the Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the Participant.
Restricted stock, restricted stock units and other stock-based Awards. A Participant normally will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of shares of restricted stock, restricted stock units or other stock-based Awards. When the restricted stock or restricted stock unit vests, the Participant will recognize taxable ordinary income in an amount equal to the fair market value of the shares, less the amount, if any, paid for the shares, and, subject to applicable provisions of the Code, including Section 162(m). The Company will be entitled at that time to a deduction in the same amount. However, a Participant may elect to recognize taxable ordinary income in the year shares of restricted stock are granted in an amount equal to the excess of their fair market value at the grant date, determined without regard to certain restrictions, over the amount, if any, paid for the shares. In that event, subject to applicable provisions of the Code, including Section 162(m), the Company will be entitled to a deduction in such year in the same amount. Any gain or loss realized by the Participant upon the subsequent disposition of shares received will be taxed as short-term or long-term capital gain, but will not result in any further deduction for the Company.
New Plan Benefits
If approved by our stockholders, participants in the Plan will be eligible for annual long-term awards which may include performance shares, stock options and restricted stock (or other awards permitted under the Plan). The level and types of awards will be fixed by the Board in light of the participants’ targeted long-term incentive level. The Board may impose additional conditions or restrictions to the vesting of such awards as it deems appropriate, including, but not limited to, the achievement of performance goals based on one or more business criteria. Awards under the Plan are made in the discretion of the Board and therefore are not determinable at this time. Moreover, the ultimate value of any grants that are made will depend on the value of the underlying shares of common stock at the time of settlement, which likewise is not determinable at this time.
Equity Compensation Plan Information
The following table summarizes share and exercise price information about the Company’s equity compensation plans as of June 30, 2021:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and Rights	Weighted average exercise price per share of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	20,637,205	0.66	10,113,017
Equity compensation plans not approved by security holders	—	—	—
Total	20,637,205	0.66	10,113,017
Vote Required
Approval of the material terms of the Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting.
Board Recommendation
The Board of Directors recommends that you vote “FOR” Proposal 5 . Proxies solicited by the Board of Directors will be voted “FOR” the Proposal 5 unless shareholders specify a contrary vote.

PROPOSAL 6 – REVERSE STOCK SPLIT
OF OUR COMMON STOCK AND RELATED AMENDMENT
TO ARTICLES OF INCORPORATION
Overview of the Reverse Stock Split
Our Board has determined it may be advisable and in the best interest of the Company and its shareholders and is submitting to the shareholders for their approval a proposed amendment to our Articles of Incorporation that would allow the Board, if the Board determined that such action would be in the best interests of the Company in light of the factors discussed below, to effect a reverse stock split of our issued and outstanding common stock and treasury stock (the “Reverse Split”) at a ratio ranging from 1-for-1.1 to 1-for-3.0, with the final ratio to be determined by the Board in its discretion following the approval by the shareholders, without the proportional reduction in the number of shares of common stock the Company is authorized to issue.
If the Board, following the approval by the shareholders, decides in its discretion to effect the Reverse Split, it would set the Reverse Split ratio from the range described in this Proposal 6 and the Articles of Incorporation would be amended accordingly. Approval of this Reverse Split proposal will authorize the Board in its discretion to effect the Reverse Split at any of the ratios within the range described above, or not to effect the Reverse Split. A form of the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation that would be filed with the Secretary of State of Colorado to effect the Reverse Split is set forth in Appendix C (the “Amendment”). However, such form is subject to amendment to include such changes as may be required by the office of the Secretary of State of Colorado or as the Board deems necessary and advisable to effect the Reverse Split. If at any time prior to the effectiveness of the filing of the Amendment with the Colorado Secretary of State, the Board determines that it would not be in the best interests of the Company and its shareholders to effect the Reverse Split, in accordance with Colorado law and notwithstanding the approval by the shareholders, the Board may abandon the Reverse Split without further action by the shareholders.
We believe that giving the Board the discretion to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our shareholders. By voting in favor of the Reverse Split, you are expressly authorizing the Board to select one ratio from among the ratios set forth in this Proposal 6. If the shareholders approve this Proposal 6, the Board would effect the Reverse Split only upon the Board’s determination that the Reverse Split would be in the best interest of the Company and its shareholders at that time. In determining whether to implement the Reverse Split and selecting the Reverse Split ratio, our Board will consider several factors, including:
•	the initial listing requirements of The Nasdaq Stock Market (“Nasdaq”) or the NYSE American, including the minimum bid price requirement;
•	the historical trading price and trading volume of our common stock;
•	the then prevailing trading price and trading volume for our common stock;
•	the anticipated impact of the Reverse Split on the trading price of and market for our common stock; and
•	the prevailing general market and economic conditions.
If approved by the shareholders, the authorization to effect the Reverse Split will remain effective until our common stock is listed on a national securities exchange or one year from the date of the Annual Meeting, whichever is earlier.
Reasons for the Reverse Split
The purpose of the Reverse Split is to increase the market price of our common stock in connection with the potential up-listing of the Common Stock to the Nasdaq or NYSE American. The Board intends to implement the Reverse Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock on a split adjusted basis.

The Board believes that effecting the Reverse Stock Split may be desirable for a number of reasons, including:
•
List our Common Stock on The Nasdaq or NYSE American. Our common stock is currently quoted on the OTCQB market under the symbol “BNET”. Between [December 26, 2021] and [January 24, 2022], the high and low sales prices of our common stock were $[1.40] and $[1.05] per share. We intend to apply to have our common stock listed on Nasdaq or the NYSE American. We expect that the Reverse Split will increase the market price of our common stock so that we will be able to meet the minimum bid price requirements of the listing rules of Nasdaq or the NYSE American.

•
Broaden our Investor Base. We believe the Reverse Split may increase the price of our common stock and thus may allow a broader range of institutional investors with the ability to invest in our common stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks trading below a certain threshold. We believe that increased institutional investor interest in the Company and our common stock will potentially increase the overall market for our common stock.

•
Increase Analyst and Broker Interest. We believe the Reverse Split would help increase analyst and broker-dealer interest in our common stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many broker-dealers have adopted investment guidelines, policies and practices that either prohibit or discourage them from investing in or trading such stocks or recommending them to their customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize that we will remain a “penny stock” under the SEC rules, if our common stock is not listed on the Nasdaq or the NYSE American, we expect the increase in the stock price resulting from the Reverse Split will position us better if our business continues to grow as we anticipate. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our common stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

Certain Risks Associated with the Reverse Split
If the Reverse Split does not result in a proportionate increase in the price of our common stock, we may not be able to list our common stock on the Nasdaq or NYSE American.
We expect that the Reverse Split of will increase the market price of our common stock so that we will be able to meet the minimum bid price requirement of the listing rules of the Nasdaq or NYSE American. However, the effect of Reverse Split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the Reverse Split will not increase sufficiently for us to be in compliance with the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may be unable to list our shares on the Nasdaq or NYSE American markets.
Even if the Reverse Split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of either the Nasdaq or the NYSE American markets.
Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of either the Nasdaq or the NYSE American, there can be no assurance that the market price of our common stock following the Reverse Split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the Reverse Split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain either the Nasdaq or the NYSE American market’s minimum bid price requirement.
Even if the Reverse Split increases the market price of our common stock, our stock price could fall, and we could be delisted from the Nasdaq or NYSE American markets.
The Nasdaq and the NYSE American markets require that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting. In addition, to maintain a listing on the Nasdaq or NYSE American, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum shareholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.
The Reverse Split may decrease the liquidity of our common stock.
The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the Reverse Split, especially if the market price of our common stock does not increase as a result of the Reverse Split. In addition, the Reverse Split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.
Following the Reverse Split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.
Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.
Principal Effects of the Reverse Split
If approved and implemented, the principal effects of the Reverse Split would include the following:
•	the number of outstanding shares of the Company’s common stock and treasury stock will decrease based on the Reverse Split ratio selected by the Board;
•
the number of shares of the Company’s common stock held by individual shareholders will decrease based on the Reverse Split ratio selected by the Board, and the number of shareholders who own “odd lots” of less than 100 shares of our common stock will increase;

•
the number of shares common stock reserved for issuance under our stock incentive plans will be reduced proportionally based on the Reverse Split ratio selected by the Board (along with any other appropriate adjustments or modifications); and

•
the exercise price of our outstanding stock options and warrants and the conversion price of our outstanding convertible securities, including debt securities, and the number of shares reserved for issuance upon exercise or conversion thereof will be adjusted in accordance with their terms based on the Reverse Split ratio selected by the Board.

The Reverse Split will not change the number of authorized shares of our common stock or preferred stock, or the par value of the common stock or preferred stock.

The table below shows, as of the January 15, 2022, the approximate number of outstanding shares of our common stock (excluding treasury shares) that would result from the Reverse Split ratios (without giving effect to the treatment of fractional shares) based on 43,023,511 shares of common stock outstanding as of January 15, 2022:
Reverse Stock Split Ratio	Shares of Common Stock Outstanding After the Reverse Stock Split
1-for-1.1	39,112,283
1-for-2.0	21,511,756
1-for-3.0	14,341,171
If the Reverse Split ratio is between the two numbers in the table above, the number of outstanding shares will be proportionately reduced.
If effected, the Reverse Split also would reduce our treasury shares proportionately based on the Reverse Split ratio. As of the January 15, 2022, we had no shares of common stock held as treasury shares. Shares of common stock after the Reverse Split will be fully paid and non-assessable. The Amendment will not change any of the other terms of our common stock. The shares of common stock after the Reverse Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the Reverse Split. Following the Reverse Split, we will continue to be subject to the reporting requirements of the Exchange Act.
Because the number of authorized shares of our common stock will not be reduced, an overall effect of the Reverse Split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock and preferred stock.
Fractional Shares
No fractional shares will be issued in connection with the Reverse Split. We will round up any fractional shares resulting from the Reverse Split to the nearest whole share.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.
Procedure for Implementing the Reverse Split
The Reverse Split, if approved by our shareholders, would become effective following the filing of the Amendment with the Secretary of State of the State of Colorado as of the time of filing or such other time set forth in the Amendment (the “Effective Time”). The Effective Time of the Reverse Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. Beginning at the Effective Time, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split. The form of the Amendment to implement the Reverse Split is attached to this Proxy Statement as Appendix C. The Reverse Split alone will have no effect on our authorized capital stock, and the total number of authorized shares will remain the same as before the Reverse Split. After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities.
Effect on Beneficial Owners of Common Stock
Upon implementing the Reverse Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as the shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.
Effect on Registered “Book-Entry” Holders of Common Stock
Certain registered holders of our common stock may hold some or all of their shares electronically in book-entry form with Equiniti, our transfer agent (the “Transfer Agent”). These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.
Shareholders who hold shares electronically in book-entry form with the Transfer Agent will not need to act in connection with the Reverse Split. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.
Exchange of Stock Certificates
Until surrendered as contemplated herein, any physical stock certificates possessed by the shareholders shall be deemed at and after the effective time of the Reverse Split to represent the number of whole shares of our common stock resulting from the Reverse Split. If the Reverse Split is effected, shareholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) may be able to exchange their old stock certificate(s) for shares held electronically in book-entry form representing the appropriate number of whole shares of our common stock resulting from the Reverse Split. This means that, instead of receiving a new stock certificate, shareholders holding certificated shares prior to the effective time of the Reverse Split will receive a statement of holding indicating the number of shares held by them electronically in book-entry form after giving effect to the Reverse Split. Shareholders of record upon the effective time of the Reverse Split will be furnished the necessary materials and instructions for the surrender and exchange of their old certificate(s) at the appropriate time by our Transfer Agent. Any shareholder whose old certificate(s) have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our Transfer Agent customarily apply in connection with lost, stolen or destroyed certificates.
Accounting Matters
The Reverse Split and the related proposed amendment to our Articles of Incorporation will not affect the par value of our common stock, which will remain having no par value per share. Our shareholders’ equity, in the aggregate, will remain unchanged. However, after the Reverse Split, net income or loss per share, and other per share amounts, will be increased because there will be fewer shares of common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Split would be recast to give retroactive effect to the Reverse Split.
Certain Federal Income Tax Consequences
Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.
The following discussion of the material U.S. federal income tax consequences of the Reverse Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of common stock were, and post-split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular shareholders in light of their specific circumstances or to certain types of shareholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.
We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split.
A shareholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our common stock for post-Reverse Split shares of our common stock in the Reverse Split. A shareholder’s aggregate tax basis in the post-Reverse Split shares of our common stock the shareholder receives in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the pre-Reverse Split shares of our common stock the shareholder surrenders in exchange therefor. A shareholder’s holding period for the post-Reverse Split shares of our common stock the shareholder receives in the Reverse Split will include the shareholder’s holding period for the pre-Reverse Split shares of our common stock the shareholder surrenders in exchange therefor. Shareholders who have different bases or holding periods for pre-Reverse Split shares of our common stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split common stock.
Effect of Not Obtaining the Required Vote of Approval
The failure of shareholders to approve the Reverse Stock Proposal could prevent us from meeting the Nasdaq or NYSE American minimum bid price requirement (the “Minimum Bid Price Requirement”), among other things, unless the market price of our common stock increases above the Minimum Bid Price Requirement without a reverse split. If we are unable to uplist our common stock to Nasdaq or NYSE American, interest in our common stock may decline and certain institutions may not have the ability to trade in our common stock, all of which could have a material adverse effect on the liquidity or trading volume of our common stock. If our common stock becomes significantly less liquid due to our inability to qualify for listing on Nasdaq or NYSE American, our shareholders may not have the ability to liquidate their investments in our common stock when desired and we believe our access to capital would become significantly diminished as a result.
No Appraisal Rights
Shareholders have no rights under Colorado law or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.
Interests of Directors and Executive Officers in this Proposal
All of our directors and executive officers have a direct interest in increasing the value of our shares. Therefore, they have an interest in the approval of this proposal as it is expected it will lead to an increase in the value of our shares. However, the Board does not believe this interest is different from that of any other shareholder.
Anti-Takeover Effects of the Reverse Split
The effective increase in our authorized and unissued shares as a result of the Reverse Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to the shareholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.
As discussed above, the principal goals of the Company in effecting the Reverse Split are to list our securities on Nasdaq or NYSE American and increase the ability of institutions to purchase our common stock and stimulate the interest in our common stock by analysts and brokers. This Reverse Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Neither our Articles of Incorporation nor our Bylaws presently contain any provisions having anti-takeover effects and the Reverse Split proposal is not a plan by our Board to adopt a series of amendments to our Articles of Incorporation or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.
Vote Required
Approval of the reverse stock split requires the affirmative vote of a majority of the shares outstanding at the Annual Meeting. If approved by the shareholders at the Company’s Annual Meeting, the Amendment to implement the Reverse Split will be filed with the Colorado Secretary of State and will become effective.
Board Recommendation
The Board of Directors recommends that you vote “FOR” Proposal 6. Proxies solicited by the Board of Directors will be voted “FOR” the Proposal 6 unless shareholders specify a contrary vote.

PROPOSAL 7 - RATIFICATION OF APPOINTMENT OF AUDITORS
In January 2017 the Company engaged Eide Bailly LLP (“Eide Bailly”) as its independent registered public accounting firm. The Company determined to re-appoint Eide Bailly to serve as the Company’s independent registered public accounting firm for the year ending June 30, 2022, and further directed that the selection of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting. Shareholders are asked to ratify the appointment of Eide Bailly at the Annual Meeting. Representatives of Eide Bailly are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.
Accounting Fees and Services
The following table sets forth the aggregate fees paid by us to Eide Bailly for professional services rendered in connection with the audit of the Company’s consolidated financial statements for 2021 and 2020.
	Eide Bailly LLP
	2021	2020
Audit fees(1)	$56,800	$55,000
Audit-related fees	—	—
Tax Fees	3,600	12,300
All other fees	—	—
Total	$60,400	$72,300
(1)
Audit fees consist of fees incurred in connection with the audit of the Company’s annual financial statements and reviews of interim financial statements included in the Company’s quarterly reports on Form 10-Q (and related matters).

(2)	Tax fees consist of fees incurred in connection with tax compliance and related services.
Audit Committee Pre-Approval Policy
Under provisions of the Sarbanes-Oxley Act of 2002, the Company’s principal accountant may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, and the Board of Directors (which serves as the Company’s audit committee) must pre-approve the engagement of the Company’s principal accountant to provide audit and permissible non-audit services. The Company’s Board has not established any policies or procedures other than those required by applicable laws and regulations.
None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.
Vote Required
Approval of the ratification of the appointment of Eide Bailly as the Company’s independent registered public accounting firm for the year ending June 30, 2022 requires the affirmative vote of a majority of the votes cast at the meeting. If the appointment of Eide Bailly is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Conversely, if shareholders fail to ratify the appointment, the audit committee will reconsider the appointment.
Board Recommendation
The Board recommends that you vote “FOR” Proposal 7. Proxies solicited by the Board of Directors will be voted “FOR” the Proposal 7 unless shareholders specify a contrary vote.

ADDITIONAL INFORMATION
Shareholder Proposals
Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the 2023 annual meeting of shareholders of the Company must be received at the principal executive offices of the Company, 9 East Park Court, Old Bethpage, NY 11804, Attention: Secretary, no later than [October 26], 2023. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposal be sent by certified mail, return receipt requested. If we change our 2023 annual meeting date to a date more than 30 days from the one-year anniversary date of the 2022 Annual Meeting, then the deadline referred to in this paragraph will be changed to a reasonable time before we print and mail proxy materials. If we change the date of our 2023 annual meeting in a manner that alters the submission deadline under Rule 14a-8, we will so state under Part II - Item 5 of the first quarterly report on Form 10-Q filed with the SEC after the date change or will notify the Company’s shareholders by another reasonable method.
In addition, under the Company’s bylaws, shareholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2023 Annual Meeting, and who do not intend to have such proposal included in the Company’s proxy statement for the 2023 Annual Meeting, must ensure that notice of any such proposal is received by the Company’s Secretary at the address set forth above no earlier than December 8, 2023 and not later than January 7, 2023. The stockholder notice must comply with the information requirements set forth in Company’s bylaws.
Shareholder Communications with the Board of Directors
The Board has adopted a process by which shareholders may communicate directly with the Board or individual members of the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the named individual or the Board as a whole c/o Director of Communications, 9 East Park Court, Old Bethpage, NY 11804. In general, any communication delivered to the Corporate Secretary for forwarding to the Board, a Board committee, a particular group of directors or specified Board members will be forwarded in accordance with the shareholder’s instructions. However, the Corporate Secretary reserves the right not to forward any abusive, threatening or otherwise inappropriate materials.
Annual Report
A copy of the Company’s Annual Report to Shareholders for the year ended June 30, 2021 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.
Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 without exhibits required to be filed under the Exchange Act. Such written requests should be directed to Director of Communications, 9 East Park Court, Old Bethpage, NY 11804. The Form 10-K is not part of the proxy solicitation materials.
Householding of Proxy Materials
If you and other Company shareholders share a mailing address, you may have received a single copy of the Company’s notice of Internet availability of proxy materials and, if applicable, this Proxy Statement and the annual report. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless the Company has received contrary instructions from you or the other stockholders sharing your address that you did not want to participate in householding, you are deemed to have consented to it. Each stockholder will continue to receive a separate proxy card or voting instruction form.
If you would like to receive an extra copy of the annual report or this Proxy Statement, we will send a copy to you by mail upon request to the Company’s Director of Communications, at 9 East Park Court, Old Bethpage, NY 11804. Each document is also available in digital form for download or review at www.virtualshareholdermeeting.com/BNET.

If you would like to revoke your consent to householding and in the future receive your own set of proxy materials, or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, you may be able to do so by contacting the Broadridge Financial Solutions, Inc., Attn: Householding Department by mail at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095, and providing your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. If this option is not available to you, please contact your custodian bank or broker directly. The revocation of a consent to householding will be effective 30 days following its receipt. You may also have an opportunity to opt in or opt out of householding by following the instructions on your voting instruction form or by contacting your bank or broker.
Expenses of Solicitation
The Company will bear the cost of soliciting proxies, including the cost of preparing, printing and mailing the materials in connection with the solicitation of proxies. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers, directors, and stockholders owning more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Certain of our officers, directors, and stockholders owning more than ten percent of a registered class of our equity securities filed late Form 4’s during the last completed fiscal year, including: four late filings for Mark Smith filed on July 24, 2020, February 26, 2021, April 5, 2021 and June 8, 2021, one late filing for Ed Schafer on April 5, 2021, one late filing for Jon Northrop on April 5, 2021, one late filing for Dominic Bassani on April 5, 2021, one late filing for Christopher Parlow on April 5, 2021 and one late filing for Danielle Lominy on April 5, 2021.
Other Matters
Each proxy solicited hereby also confers discretionary authority on the proxies named therein to vote the proxy with respect to the election of any person as a director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this proxy statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.
YOUR VOTE IS IMPORTANT! WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY CARD
AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX A
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
BION ENVIRONMENTAL TECHNOLOGIES, INC.
Pursuant to § 7-90-301, et seq., and § 7-110-107 of the Colorado Revised Statutes, these Amended and Restated Articles of Incorporation are delivered to the Colorado Secretary of State for filing.
ARTICLE I
Name
The name of the corporation is “Bion Environmental Technologies, Inc.”
ARTICLE II
Objects, Purposes and Powers of the Corporation
The objects or purposes for which this corporation is created and the nature of the business to be transacted, promoted or carried on by this corporation, whether within or outside the State of Colorado, and the powers with which it shall be vested are to engage in any activity or business not in conflict with the laws of the State of Colorado or of the United States of America.
The corporation shall have perpetual existence, unless dissolved in accordance with applicable law.
ARTICLE III
Shares
3.1. The aggregate number of shares of capital stock that the corporation shall have authority to issue is 260,000,000 shares, consisting of 250,000,000 shares of common stock, having no par value per share, and 10,000,000 shares of preferred stock, having $.01 par value per share.
3.2. Except for and subject to those preferences, rights, and privileges expressly granted to the holders of preferred stock, and except as may be provided by the laws of the State of Colorado, the holders of common stock shall have exclusively all rights of shareholders of the corporation, including, but not by way of limitation, (i) unlimited voting rights, including the right to vote for the election of directors and on all other matters requiring shareholder action, (ii) the right to receive dividends, when and as declared by the board of directors out of assets lawfully available therefor, and (iii) in the event of any distribution of assets upon the dissolution and liquidation of the corporation, the right to receive ratably and equally the net assets of the corporation remaining after the payment to the holders of preferred stock of the specific amounts, if any, which they are entitled to receive as may be provided herein or pursuant hereto.
3.3. The board of directors is authorized, subject to limitations prescribed by Colorado law and the provisions of this Article III, to divide the preferred stock into series and fix and determine the relative rights and preferences of the shares of any series so established.
3.4. The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:
(a) The number of shares constituting that series and the distinctive designation of that series;
(b) The dividend rate on the shares of that series, the time of payment of dividends, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(c) Whether shares of that series shall have voting powers, in addition to the voting powers provided by law, and, if so, the terms of such voting powers;
(d) Whether shares of that series shall have conversion privileges, and, if so, the terms and conditions on which such shares may be converted, including provision for adjustment of the conversion rate as the board of directors shall determine;
(e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the redemption price, which amount may vary under different conditions and at different redemption rates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
(g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and
(h) Any other relative rights, preferences and limitations of that series.
Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such series of preferred stock may be made dependent upon facts ascertainable outside these Articles or of any amendment hereto, or outside the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to authority expressly vested in it by these provisions, provided that such facts and the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such series of stock are clearly and expressly set forth in the resolution or resolutions providing for the issue of such stock adopted by the board of directors.
3.5. Each shareholder of record shall have one vote for each share of common stock standing in the shareholder’s name on the books of the corporation and entitled to vote. Cumulative voting shall not be permitted in the election of directors or otherwise
3.6. Unless subsequently granted by the board of directors, shareholders of the capital stock of the corporation shall not have the preemptive right to acquire unissued shares or securities convertible into such shares or carrying a right to subscribe to or acquire such shares. This provision shall apply to both shares outstanding and to newly issued shares.
ARTICLE IV
Directors
4.1. The number of directors of the corporation shall be fixed in accordance with the bylaws of the corporation, but shall never be less than one (1). The process for election and removal of directors shall be set forth in the bylaws. The shareholders may not remove a director without cause.
4.2. In addition to all other protections against liability afforded directors under the Colorado Business Corporation Act, no director of the corporation shall be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing provision shall not eliminate or limit the liability of a director to the corporation or its shareholders for monetary damages for (a) any breach of the director’s duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (d) any transaction from which the director derived an improper personal benefit.
ARTICLE V
Registered Agent
The name of the registered agent of the corporation is Capitol Services, Inc., and the address of the registered agent of the corporation is 1675 South State Street, Suite B, Dover, DE 19901.
ARTICLE VI
Principal Office
The address of the principal office of the corporation is 9 East Park Court, Old Bethpage, New York 11804.
ARTICLE VII
Management of the Corporation
The provisions as to the management of the business and the conduct of the affairs of the corporation shall be set forth in the bylaws of the corporation or as approved by the board of directors of the corporation from time to time, and the same shall be in furtherance and not in limitation of the powers conferred by law.

ARTICLE VIII
Bylaws
In furtherance and not in limitation of the powers conferred by the Colorado Business Corporation Act, the board of directors of the corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the corporation.
ARTICLE IX
Approval
The number of shares voted in favor of adoption of the Amended and Restated Articles of Incorporation was sufficient for approval.
ARTICLE X
Original Articles Superseded
Upon filing with the Colorado Secretary of State, these Amended and Restated Articles of Incorporation shall supersede the original Articles of Incorporation and all prior amendments thereto or restatements thereof.
IN WITNESS WHEREOF, Bion Environmental Technologies, Inc. has caused these Amended and Restated Articles of Incorporation to be signed by     , its duly authorized officer, this    day of     , 2021.
Bion Environmental Technologies, Inc.

Name:
Title:

APPENDIX B
BION ENVIRONMENTAL TECHNOLOGIES, INC.
2021 EQUITY INCENTIVE AWARD PLAN
Bion Environmental Technologies, Inc. (the “Corporation”) has established this Bion Environmental Technologies, Inc. 2021 Equity Incentive Award Plan (the “Plan”) to provide an additional inducement for Eligible Individuals to provide services to the Corporation or an Affiliate as an employee, consultant, non-employee director, or independent contractor, to reward such Eligible Individuals by providing an opportunity to acquire equity-based incentive awards, and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Affiliates. Awards may, in the discretion of the Board or Committee, and subject to such restrictions as the Board or Committee may determine or as provided, consist of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Performance Units, Stock Appreciation Rights, or any combination of the foregoing.
The Plan will be effective as of [Date] (the “Effective Date”), the date of its adoption by the Board, provided that the stockholders of the Corporation thereafter approve it at a duly held stockholders’ meeting or by written consent pursuant to the Colorado Business Corporation Act. If the Plan is not so approved by stockholders, the Plan (and any Award granted under the Plan) will be null, void and of no force or effect. If so approved, the Plan will remain in effect until the earliest of the date (a) all shares authorized to be issued or transferred hereunder have been issued or transferred (b) the Plan is terminated by the Board of Directors, or (c) the tenth anniversary of the Effective Date, and will continue in effect thereafter with respect to any Awards outstanding at the time of such termination. In no event will an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the Corporation’s stockholders, whichever is earlier, unless within such ten-year period stockholders approve an increase in the number of shares available for grants under the Plan, in which case an Incentive Stock Option will not be granted under the Plan more than ten (10) years from the last date on which the stockholders so approve any such increase.
ARTICLE I

DEFINITIONS
Whenever used in the Plan, the following capitalized terms have the meanings set forth below:
“Affiliate” means any corporation that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Corporation.
“Award” means any right granted under the Plan, including an Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock Award, Stock Appreciation Rights, Performance Units or Restricted Stock Units granted under the Plan.
“Award Agreement” means an agreement entered into between the Corporation and the applicable Participant, setting forth the terms and provisions applicable to the Award then being granted under the Plan, as further described in Section 2.04 of the Plan. Each Award Agreement will be subject to the terms and conditions of the Plan.
“Award Date” means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement, provided that such Award Date will not be earlier than the date of the Committee action.
“Board” means the Board of Directors of the Corporation, as constituted at any time.
“Cashless Exercise” means, as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Stock and to deliver all or part of the sale proceeds to the Company.
“Cause” will have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Corporation. If there is no employment, consulting, or other written agreement between the Corporation or an Affiliate and the Participant or if such agreement does not define “Cause”, then “Cause” will have the meaning specified in the Award Agreement; provided that, if the Award Agreement does not so specify, “Cause” will mean, as determined by the Committee in its sole discretion, the Participant’s (a) willful and continued failure to perform his or her material duties with the Corporation or an Affiliate, or the commission of any activities constituting a violation or breach under any federal, state or local law or regulation applicable to the activities of the Corporation or an Affiliate, (b) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause damage to the property or business of the Corporation or an Affiliate, (c) repeated absences from work such that the Participant is unable to perform his or her employment or other duties in all material respects, other than due to becoming a Disabled Participant, (d) admission or conviction of, or plea of nolo contendere to, any felony, or to any other crime that, in the reasonable judgment of the Board or Committee, adversely affects the Corporation’s or an Affiliate’s reputation or the Participant’s ability to carry out the obligations of his or her employment or Service, (e) loss of any license or registration that is necessary for the Participant to perform his or her duties for the Corporation or an Affiliate, (f) failure to cooperate with the Corporation or an Affiliate in any internal investigation or administrative, regulatory or judicial proceeding, or (g) act or omission in violation or disregard of the Corporation’s or an Affiliate’s policies, including but not limited to the Corporation’s or an Affiliate’s harassment and discrimination policies or Standards of Conduct then in effect, in such a manner as to cause loss, damage or injury to the property, reputation or employees of the Corporation or an Affiliate. Before the Committee determines that “Cause” has occurred under clause (a), (b), (c), (e), (f) or (g) above, the Committee will provide to the Participant in writing, in reasonable detail, the reasons for the determination that such “Cause” exists, and afford the Participant a reasonable opportunity to remedy any such breach, action or inaction, if such breach action or inaction, is capable of being remedied. In addition, the Participant’s Service will be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part will be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Corporation or an Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation or an Affiliate will be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Corporation or an Affiliate.
“Change in Control” means the first to occur of the following:
(a) One Person or more than one Person acting as a group acquires ownership of stock of the Corporation that, together with the stock held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Corporation; provided, that, a Change in Control shall not occur if any Person or more than one Person acting as a group owns more than fifty percent (50%) of the total fair market value or total voting power of the Corporation’s stock and acquires additional stock;
(b) One Person or more than one Person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Corporation’s stock possessing thirty percent (30%) or more of the total voting power of the stock of the Corporation;
(c) A majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or
(d) One Person or more than one Person acting as a group acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Corporation that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Corporation immediately before such acquisition(s).
“Clawback Policy” has the meaning set forth in Section 9.13.
“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code will be deemed to include reference to any successor provision of the Code.
“Committee” means the Compensation Committee, if any, or such similar or successor committee appointed by the Board. If the Board has not appointed a Committee, the Board will function in place of the Committee.

“Common Stock” means the common stock, no par value per share, of the Corporation, or such other securities as may be designed by the Committee from time to time.
“Consultant” means an individual or entity that is not an Employee or Director of the Corporation or an Affiliate, but who or which is providing services to the Corporation or an Affiliate as an independent contractor, and who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.
“Corporation” means Bion Environmental Technologies, Inc., a Colorado corporation, and any successor thereto.
“Continuous Service” means that the Participant’s Service with the Corporation or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or Terminated. The Participant’s Continuous Service shall not be deemed to have Terminated merely because of a change in the capacity in which the Participant renders Service to the Corporation or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such Service, provided that there is no interruption or Termination of the Participant’s Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. For example, a change in status from an Employee of the Corporation to a Director of an Affiliate will not constitute an interruption of Continuous Service. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. The Committee or its delegate, in its sole discretion, may determine whether a Corporation transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.
“Director” means any individual who is a member of the Board.
“Disabled Participant” means, unless the applicable Award Agreement states otherwise, the Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, or (b) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a disability plan covering Employees or Directors; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 3.04, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Medical determination may be made by either the Social Security Administration or by the provider of a disability plan covering Employees or Directors, provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the Committee, the Participant must submit proof to the Committee of the Social Security Administration’s or the provider’s determination.
“Dividend Equivalent” means a right to receive on the payment date for any dividend on the shares of Stock underlying an Award, cash compensation from the Corporation equal to the dividend that would have been paid on such shares of Stock (or the Fair Market Value of such dividend, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend. Notwithstanding the foregoing, if such dividend would not have been paid in cash, the Dividend Equivalent with respect thereto will not be paid unless and until certificates evidencing the shares of Stock with respect to which it is paid are issued to the Participant. Dividend Equivalents may be provided, in the Committee’s discretion, in connection with any Award under the Plan, subject to Section 2.05.
“Eligible Individual” means any Employee, Consultant or Non-Employee Director of the Corporation or an Affiliate.
“Employee” means any person, including an Officer or Director, employed by the Corporation or an Affiliate; provided, that, for purpose of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee or the Corporation or a parent or subsidiary corporation within the meaning of Section 424 of the Code. Mere service as a Director or payment of a director’s fee by the Corporation or an Affiliate shall not be sufficient to constitute “employment” by the Corporation or an Affiliate.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exercise Price” has the meaning set forth in Section 3.02(a).
“Fair Market Value” will mean (a) if the Common Stock is readily tradeable on a national securities exchange or quotation system, the closing sales price of the Common Stock on the Award Date, time of exercise, or other date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or (b) if the Common Stock is not readily tradeable on a national securities exchange or quotation system, the fair market value as determined in good faith by the Board or the Committee, by the reasonable application of a reasonable valuation method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee will in its discretion select and apply at the time of the Award Date, time of exercise, or other date of calculation.
“Freestanding SAR” means a Stock Appreciation Right that is granted independently of any Options, as described in Article VI.
“Good Reason” means, unless the applicable Award Agreement states otherwise:
(a) If an Employee or Consultant is a party to an employment or service agreement with the Corporation or an Affiliate and such agreement provides for a definition of Good Reason, the definition contained therein; or
(b) If no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Corporation within thirty (30) days of its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days of the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure, (ii) a material reduction in the Participant’s base salary or bonus opportunity, or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.
“Incentive Stock Option” or “ISO” means an option that is designated as an “Incentive Stock Option” within the meaning of Code Section 422. Any Option that does not qualify under Code Section 422 will be treated as a Non-Qualified Stock Option.
“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
“Non-Qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
“Officer” means a person who is an officer of the Corporation within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
“Option” means an option to purchase Stock at an Exercise Price determined on the Award Date, subject to the applicable provisions of Article III, awarded in accordance with the terms of the Plan, and which may be an Incentive Stock Option or a Non-Qualified Stock Option.
“Participant” means an Eligible Individual who the Committee has selected to participate in the Plan in accordance with Section 2.02 of the Plan.
“Performance Goals” will mean performance goals established by the Committee prior to the grant of an Award based on factors including, but not limited to, the following: (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) margins realized on delivered products and services; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on stockholders’ equity; (l) stock price; (m) return on common stockholders’ equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; and (s) ratio of operating expenses to operating revenues, in each case, absolute or relative to peer-group comparative.
The Committee also may base Performance Goals upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. The Committee will have the discretion to adjust targets set for pre-established performance objectives.
“Performance Period” has the meaning set forth in Section 4.01.
“Performance Unit” means a performance unit subject to the requirements of Article IV and awarded in accordance with the terms of the Plan.
“Person” means a person as defined in Section 13(d)(3) of the Exchange Act.
“Plan” means the Bion Environmental Technologies, Inc., 2021 Equity Incentive Award Plan, as set forth herein, as the same may be amended, administered, restated or interpreted from time to time.
“Restricted Stock” means an award of shares of Stock delivered under the Plan subject to the requirements of Article V and such other restrictions as the Committee deems appropriate or desirable, including restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee. The restrictions on, and risk of forfeiture of, Restricted Stock generally will expire on a specified date, upon the occurrence of an event or achievement of Performance Goals, or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement.
“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article V that is (a) valued solely by reference to shares of Stock, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Stock. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.
“Restricted Period” has the meaning set forth in Section 5.02.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
“Securities Act” means the Securities Act of 1933, as amended.
“Service” means the provision of personal services to the Corporation or its Affiliates in the capacity of (a) an Employee, (b) a Director, or (c) a Consultant.
“Significant Event” has the meaning set forth in Section 4.03.
“Stock” means the Common Stock of the Corporation.
“Stock Appreciation Right” or “SAR” means the award of the contingent right to receive Stock or cash, as specified in the Award Agreement, in the future, based on the value or the appreciation in the value of Stock, pursuant to the terms of Article VI. The Committee may grant SARs alone or in connection with a related Option. Stock Appreciation Rights may be either Freestanding SARs or Tandem SARs.
“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VI, the exercise of which requires forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR similarly will be canceled).
“Termination” or “Terminated” means a cessation of the employee-employer relationship between a Participant and the Corporation and its Affiliates (other than by reason of transfer of the Employee among the Corporation and its Affiliates), a cessation of an individual’s Director or Consultant relationship with the Corporation, or the consummation of a transaction whereby a Participant’s employer (other than the Corporation) ceases to be an Affiliate of the Corporation.
“Ten Percent Owner” has the meaning set forth in Section 3.04(f).
“Total Share Reserve” has the meaning set forth in 2.03.

ARTICLE II

PLAN ADMINISTRATION
Section 2.01. Administration. The Committee will administer the Plan. The Committee will interpret the Plan and prescribe such rules, regulations, and procedures in connection with the operation of the Plan, as it will deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee will have the authority and complete discretion to:
(a) Promulgate, amend, and rescind rules and regulations relating to the Plan;
(b) Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.02 of the Plan;
(c) Determine the form and terms of Awards;
(d) Determine when Awards are to be granted under the Plan and the applicable Award Date;
(e) Determine the number of shares of Stock or other consideration subject to Awards under the Plan as provided in Articles 3 through 6 of the Plan;
(f) Determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;
(g) Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;
(h) Correct any defect or omission, or reconcile any inconsistency in the Plan, any Award, or any Award Agreement;
(i) Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award and delegate to officers of the Corporation the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function;
(j) Modify the terms of any Award, and authorize the exchange or replacement of Awards; provided, however, that (i) no such modification, exchange or substitution will be to the detriment of a Participant with respect to any Award previously granted without the affected Participant’s written consent, (ii) in no event will the Committee be permitted to reduce the Exercise Price of any outstanding Option or to exchange or replace an outstanding Option with a new Option with a lower Exercise Price, except pursuant to Section 2.05, and (iii) any such modification, exchange or substitution will not violate Code Section 409A;
(k) Determine whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a Participant has violated the release or restrictive covenants of Section 9.11; and
(l) Make all other determinations deemed necessary or advisable for the administration of the Plan.
The Committee will keep records of action taken at its meetings. A majority of the Committee will constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, will be the acts of the Committee.
Section 2.02. Eligibility.  Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Corporation or any Affiliate or who, in the opinion of the Committee, provide services yielding significant benefits to the Corporation or any Affiliate will be eligible to receive Awards as described herein. Subject to the provisions of the Plan, the Committee will have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards will be granted.
Section 2.03. Shares Available Under the Plan.  Subject to adjustment as set forth in Section 2.05, the maximum number of shares of Stock that may be issued or delivered and as to which Awards may be granted under the Plan will be equal to the sum of: (a) 30,000,000 (30mm) shares of Stock; and (b) any shares of Stock subject to an Award under the Plan that expire without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of Stock to the Participant (the “Total Share Reserve”). Notwithstanding anything to the contrary in this Section 2.03, (i) in no event will more than 2,500,000 (2.5mm) shares of Stock be cumulatively available for Awards of Incentive Stock Options under the Plan.
If any Award granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or, if and to the extent that an award of Performance Units or RSUs is paid in cash rather than the issuance of shares of Stock, the number of shares subject to such Award (or in the case of Performance Units or RSUs the number of shares of Stock for which payment was made in cash) will again be available for purposes of the Plan, except that, to the extent that Stock Appreciation Rights granted in conjunction with an Option under the Plan are exercised and the related Option surrendered, the number of shares available for purposes of the Plan will be reduced by the number of shares, if any, of Stock issued or delivered upon exercise of such Stock Appreciation Rights.
The shares that may be issued or delivered under the Plan may be either authorized but unissued shares, repurchased shares, or partly each. Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Corporation to satisfy any tax withholding obligation, or (c) shares covered by a stock-settled Stock Appreciation Right or other Awards that were not issued upon the settlement of the Award.
If, in connection with an acquisition of another company or all or part of the assets of another company by the Corporation or an Affiliate, or in connection with a merger or other combination of another company with the Corporation or an Affiliate, the Corporation either (A) assumes stock options or other stock incentive obligations of such other company, or (B) grants stock options or other stock incentives in substitution for stock options or other stock incentive obligations of such other company, then none of the shares of Stock that are issuable or transferable pursuant to such stock options or other stock incentives that are assumed or granted in substitution by the Corporation will be charged against the limitations set forth in this Section.
Section 2.04. Award Agreement. Each Award granted under the Plan will be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement will be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and will be executed by the chairman of the Board, chairman of the Committee, or any person designated by the Board or Committee, and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Participant, the Board of Directors may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the Award Date to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan will comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.
Section 2.05. Adjustment and Substitution of Shares. If a dividend or other distribution will be declared upon the Stock, payable in shares of Stock, the number of shares of Stock then subject to any outstanding Award or by reference to which the amount of any other Award is determined and the number of shares that may be issued or delivered under the Plan will be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution. An increase in the number of shares subject to an Award will not occur when the Committee has awarded Dividend Equivalents with respect to such Award.
If the outstanding shares of Stock will be changed into or exchangeable for a different number or kind of shares of Stock or other securities of the Corporation or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then the Committee will substitute for each share of Stock subject to any then outstanding Award and for each share of Stock, which may be issued or delivered under the Plan but is not then subject to an outstanding Award, the number and kind of shares of Stock or other securities into which each outstanding share of Stock is so changed or for which each such share is exchangeable; provided, that, in the event of a merger, acquisition or other business combination of the Corporation with or into another entity, any adjustment provided for in the applicable agreement and plan of merger (or similar document) will be conclusively deemed to be appropriate for purposes of this Section 2.05.
In the case of any adjustment or substitution as provided for in this Section 2.05, the aggregate Exercise Price for all shares subject to each then outstanding Option prior to such adjustment or substitution will be the aggregate Exercise Price for all shares of Stock or other securities (including any fraction) to which such shares will have been adjusted or which will have been substituted for such shares. Any new Exercise Price per share will be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.
No adjustment or substitution provided for in this Section 2.05 will require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities that result from any such adjustment or substitution will be eliminated and not carried forward to any subsequent adjustment or substitution.
If any such adjustment or substitution provided for in this Section 2.05 requires the approval of stockholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution of ISOs will be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather will use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion will deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such Incentive Stock Option.
Section 2.06. Corporation’s Obligation to Deliver Stock. The obligation of the Corporation to issue or deliver shares of Stock under the Plan will be subject to (a) the effectiveness of a registration statement under the Securities Act, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (b) the condition that the shares will have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange or quotation system on which such shares may then be listed; and (c) all other applicable laws, regulations, rules and orders which may then be in effect.
Each Award Agreement shall provide that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel and (b) if required to do so by the Corporation, the Participant has executed and delivered to the Corporation a letter of investment intent in such form and containing such provisions as the Committee may require.
The Corporation shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking shall not require the Corporation to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Corporation is unable to obtain from any such regulatory commission or agency the authority which counsel for the Corporation deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Corporation shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
ARTICLE III

STOCK OPTION TERMS AND CONDITIONS
Section 3.01. Grant of Stock Options. The Committee will have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Options. Notwithstanding the above, the Committee may grant Incentive Stock Options to Employees only.

Section 3.02. Consideration. Options granted under the Plan will be subject to the following terms and conditions:
(a) The purchase price at which each Option may be exercised (the “Exercise Price”) will be such price as the Committee, in its discretion, will determine, except that, the Exercise Price will not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option as determined on the Award Date.
(b) The Exercise Price will be payable in full in any one or more of the following ways, as will be determined by the Committee to be applicable to any such Award:
(i) in cash or by certified or bank check at the time the Option is exercised;
(ii) a Cashless Exercise; or
(iii) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid:
(A) in shares of Stock (which are owned by the Participant free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article V) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Exercise Price for the shares being purchased; or
(B) by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as will have an aggregate Fair Market Value equal to the Exercise Price for the shares being acquired upon exercise of the Option (and any applicable withholding taxes); or
(C) by any combination of the foregoing; or
(D) in any other form of legal consideration that may be acceptable to the Committee.
If the Exercise Price is paid in whole or in part in shares of Stock, any portion of the Exercise Price representing a fraction of a share will be paid in cash. The date of exercise of an Option will be determined under procedures established by the Committee, and the Exercise Price will be payable at such time or times as the Committee, in its discretion, will determine. No shares will be issued or delivered upon exercise of an Option until full payment of the Exercise Price has been made. When full payment of the Exercise Price has been made, the Participant will be considered for all purposes to be the owner of the shares with respect to which payment has been made.
Section 3.03. Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary, provided that each Option shall vest no earlier than one year after the Award Date. No Option may be exercised for a fraction of a share of Common Stock.
(a) No Non-Qualified Stock Option will be exercisable after the expiration of ten years from the Award Date, provided that if an exercise would violate applicable securities laws, the Non-Qualified Stock Option will be exercisable no more than 30 days after the exercise of the Option first would no longer violate applicable securities laws.
(b) Unless otherwise determined by the Committee in its sole discretion, following a Participant’s Termination of Continuous Service (other than death or becoming a Disabled Participant), the Participant may exercise the Option but only within such period of time ending on the earlier of (a) the date three months following the Termination of Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement; provided that, if the Termination of Continuous Service is by the Corporation for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.
(c) Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event that a Participant’s Continuous Service terminates as a result of the Participant’s

Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement.
(d) Unless otherwise provided in an Award Agreement or determined by the Committee in its sole discretion, in the event a Participant’s Continuous Service terminates as a result of the Participant’s death, then the Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Participant’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement.
Section 3.04. Special Provisions Applicable to ISOs. Notwithstanding any other provision of this Article III, the following special provisions will apply to any award of Incentive Stock Options:
(a) No Incentive Stock Option will be exercisable after the expiration of ten years from the Award Date.
(b) The Committee will not award an Incentive Stock Option under this Plan if it would cause the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Corporation and its Affiliates) to exceed $100,000.
(c) If the Employee to whom the Incentive Stock Option is granted is a Ten Percent Owner of the Corporation, then: (i) the Exercise Price for each share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the Award Date; and (ii) the Option will expire upon the earlier of (A) the time specified by the Committee in the Award Agreement, or (B) the fifth anniversary of the Award Date.
(d) No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Corporation’s stockholders approve the Plan. If such stockholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that qualify or are intended to be Incentive Stock Options.
(e) An Incentive Stock Option must be exercised, if at all, within three months after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, and within twelve months after the Participant’s Termination for death or becoming a Disabled Participant; provided that, an Option that is intended to be an Incentive Stock Option may be exercised more than three months, but not more than twelve months, after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, in which case the Option will be a Nonqualified Stock Option. Notwithstanding the foregoing, if the Termination is by the Corporation for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.
(f) For purposes of this Section, Ten Percent Owner means an individual who, at the time an Option is granted under this Plan, owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Affiliate (a “Ten Percent Owner”). For purposes of this Section 3.04(f), a Participant will be considered as owning (i) not only shares of the Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half-blood) of such individual and (ii) proportionately any shares of Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual will be a stockholder, partner or beneficiary.

ARTICLE IV

PERFORMANCE UNITS
Section 4.01. Performance Period and Objectives. The Committee will have authority, in its discretion, to award Performance Units to Eligible Individuals. The Committee will determine a performance period (the “Performance Period”) of one or more years and will determine the Performance Goals for grants of Performance Units. Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.
Section 4.02. Eligibility. The Committee will determine for each Participant or group of Participants eligible for Performance Units with respect to a Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which will be paid to a Participant as an Award if the relevant Performance Goals for the Performance Period are met.
Section 4.03. Significant Event. If during the course of a Performance Period there will occur a significant event or events (a “Significant Event”) as determined by the Committee, including, but not limited to, a reorganization of the Corporation or a Change in Control, which the Committee expects to have a substantial effect on a Performance Goal during such period, the Committee may revise such objective.
Section 4.04. Termination. If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period because of death, becoming a Disabled Participant, or a Significant Event, as determined by the Committee, that Participant will be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (a) based upon the Performance Goals satisfied at the end of such period; and (b) prorated for the portion of the Performance Period during which the Participant was in Service with the Corporation or any of its Affiliates; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Participant. If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period for any other reason, the Participant will not be entitled to any payment with respect to that Performance Period unless the Committee will otherwise determine.
Section 4.05. Award. Each Performance Unit will be paid in cash either as a lump sum payment or in annual installments, as the Committee will determine at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.
Section 4.06. Section 409A. Performance Units granted under this Article IV will be subject to and conform to the requirements of Code Section 409A.
ARTICLE V

RESTRICTED STOCK AND RESTRICTED STOCK UNITS
Section 5.01. Award. Subject to the terms and provisions of the Plan, the Committee may grant, at any time and from time to time, Restricted Stock or Restricted Stock Units to any Eligible Individual in the number and form, and subject to such restrictions on transferability and other restrictions as the Committee may determine in its discretion, including without limitation the achievement of Performance Goals. Restricted Stock and RSUs will be subject to a restriction period (after which restrictions will lapse), which means a period commencing on the Award Date and ending on such date or upon the achievement of such Performance Goals or other criteria as the Committee will determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where it deems appropriate.
Section 5.02. Restriction Period. The Restriction Period shall commence on the Award Date and end no earlier than one (1) year after the Award Date. Except as otherwise provided in this Article V, Restricted Stock received by a Participant may, but need not, provide that such Restricted Award may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period as the Committee shall determine. Except as otherwise provided in the Award Agreement, the Restriction Period for any recipient of Restricted Stock or RSUs will expire and all restrictions on shares of Restricted Stock will lapse upon a Participant’s death or becoming a Disabled Participant.
Section 5.03. Termination. Except as otherwise provided in Section 5.02 above, if a Participant’s Termination of Continuous Service occurs before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction, will be forfeited by the recipient, unless the Committee otherwise determines, and will be reacquired by the Corporation. Such forfeited shares of Restricted Stock will again become available for award under the Plan.
Section 5.04. Dividend Equivalents. Any Award of Restricted Stock under the Plan may earn, in the discretion of the Committee, Dividend Equivalents. In respect of any such Award that is outstanding on a dividend record date for Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee will establish such rules and procedures governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of such Dividend Equivalents, as it deems are appropriate or necessary.
Section 5.05. Deferral of Restricted Stock. If the applicable Award Agreement so provides, a Participant may elect, in accordance with such procedures as the Committee may specify from time to time, to defer the delivery of such Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, until the date or dates specified in such election. Any deferral under this Section must comply with the provisions of Code Section 409A. Deferred Restricted Stock will not be issued until the date or dates that it is to be delivered to the Participant in accordance with his or her deferral election, at which time certificates evidencing Stock will be delivered to the Participant (unless such Deferred Restricted Stock has previously been forfeited pursuant to Section 5.03). From the Award Date of Deferred Restricted Stock through the earlier of (a) the date such Deferred Restricted Stock is forfeited, and (b) the date certificates evidencing such Deferred Restricted Stock are delivered to the Participant, the Participant will be entitled to receive Dividend Equivalents with respect thereto, but will have none of the rights of a stockholder with respect to such shares; provided, that if the deferral election made with respect to such Deferred Restricted Stock specifies that the Dividend Equivalents will be deferred, the Dividend Equivalents will not be paid until the date or dates specified in such deferral election.
ARTICLE VI

STOCK APPRECIATION RIGHTS
Section 6.01. Grant of Stock Appreciation Rights. The Committee will have the authority, in its discretion, to grant Stock Appreciation Rights to Participants at any time and from time to time. Within the limits of Article II and this Article VI, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs. The Committee may grant Freestanding SARs, Tandem SARs or any combination of the two, as specified in the Award Agreement. Stock Appreciation Rights granted in conjunction with a Non-Qualified Stock Option may be granted either at the time such Non-Qualified Stock Option is granted or at any time thereafter during the term of such Non-Qualified Stock Option.
Section 6.02. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.
Section 6.03. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes and sets forth in the Award Agreement.
Section 6.04. Exercise Price of Stock Appreciation Rights. The exercise price of a Freestanding SAR shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of one share of Common Stock on the Award Date of such Stock Appreciation Right. A Tandem SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof, and no Stock Appreciation Rights may be granted in tandem with an Option unless the Committee determines that the requirements of Article VI are met.
Section 6.05. Term of SARs. The Committee will determine the term of an SAR, in its sole discretion, which it will set forth in the Award Agreement. The term of an SAR may not exceed ten years.
Section 6.06. Vesting. Each Stock Appreciation Right shall vest and therefore become exercisable no earlier than one (1) year after the Award Date. No Stock Appreciation Right may be exercised for a fraction of a share of Common Stock.
Section 6.07. Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Corporation in an amount determined by multiplying:
(a) the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value of a share on the date of exercise of the SAR over the Exercise Price specified in the SAR or related Option; by
(b) the number of shares of Stock as to which the SAR is exercised.
The Committee will set forth in the Award Agreement whether the payment upon SAR exercise will be made in cash, in shares of Stock of equivalent Fair Market Value or in some combination of the two.
ARTICLE VII

CERTIFICATES FOR AWARDS OF STOCK
Section 7.01. Stock Certificates. Except as otherwise provided in this Section 7.01, each Participant entitled to receive shares of Stock under the Plan will be issued a certificate for such shares. Such certificate will be registered in the name of the Participant and will bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to the Stock and will be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange or quotation system. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant will be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient will have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Participant after, and only after, the Restricted Period will have expired without forfeiture in respect of such shares of Restricted Stock.
Section 7.02. Compliance with Laws and Regulations. The Corporation will not be required to issue or deliver any certificates for shares of Stock, or to effect the issuance of any non-certificated shares as provided in Section 7.01, prior to (a) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed; and (b) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation will, in its sole discretion, determine to be necessary or advisable.
Section 7.03. Restrictions. All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.01) also will be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

The foregoing provisions of this Section 7.03 will not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.
Section 7.04. Rights of Stockholders. Except for the restrictions on Restricted Stock under Article V, each Participant who receives an award of Stock will have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Participant awarded an Option, a Stock Appreciation Right, a Performance Unit or RSU will have any right as a stockholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Corporation in the name of such Participant.
ARTICLE VIII

CHANGE IN CONTROL
Section 8.01. Change in Control. In the event of a Change in Control, the following provisions will apply:
(a) In the event of a Participant’s Termination without Cause or for Good Reason during the 12-month period following a Change in Control, notwithstanding any provision of the Plan or any applicable Award Agreement to the contrary, all outstanding Options and Stock Appreciation Rights shall become immediately exercisable with respect to 100% of the shares subject to such Options or Stock Appreciation Rights and the Restriction Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Stock or Restricted Stock Units as of the date of the Participant’s Termination; provided, that full vesting of all outstanding Awards will be effective immediately upon the Change of Control unless the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Awards have been made, or the Corporation’s successor at the time of the Change in Control irrevocably assumes the Corporation’s obligations under this Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control.
(b) With respect to Performance Unit Awards, in the event of Participant’s Termination without Cause or Good Reason within 12 months following a Change in Control, all Performance Goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant’s Termination.
Section 8.02. Cancellation of Awards. In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Corporation upon the Change in Control. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.
ARTICLE IX

MISCELLANEOUS
Section 9.01. Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan will be deemed to give any Eligible Individual any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement will confer any right to any Participant to continue in the employment of the Corporation or any Affiliate or to continue to be retained to provide Services to the Corporation or any Affiliate as a Director, or Consultant or interfere in any way with the rights of the Corporation or any Affiliate to terminate a Participant’s Service at any time.
Section 9.02. Amendment. The Board specifically reserves the right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan; provided always that no such revocation, termination, alteration or suspension of any Award will terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan will, without prior stockholder approval (a) increase the total number of shares which may be issued or delivered under the Plan; (b) make any changes in the class of Eligible Individuals; (c) extend the period set forth in the Plan during which Awards may be granted; or (d) make any changes that require stockholder approval under the rules and regulations of any securities exchange or quotation system on which the Stock is traded. No alteration, amendment, revocation, or termination of the Plan or suspension of any Award will adversely affect, without the written consent of the holder of an Award theretofore granted under the Plan, the rights of such holder with respect to such Award. The Committee may not amend any Award to extend the exercise period beyond a date that is later than the earlier of the latest date upon which the Award could have expired by its original terms under any circumstances or the tenth anniversary of the original date of grant of the Award, or otherwise cause the Award to become subject to Code Section 409A. However, if the exercise period of an Option is extended at a time when the Exercise Price of the Option equals or exceeds the Fair Market Value of the Stock that could be purchased (in the case of an Option) or the Fair Market Value of the Stock used to determine the payment to the Participant (in the case of a Stock Appreciation Right), it is not an extension of the original Award.
Section 9.03. Unfunded Status of Plan. The Plan will be unfunded. The Corporation will not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award will give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements will be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines. Any provision of this Plan that becomes subject to Code Section 409A, will be interpreted and applied consistent with that Section.
Section 9.04. Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Corporation’s right to withhold from any compensation paid to the Participant by the Corporation) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Corporation to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Corporation previously owned and unencumbered shares of Common Stock of the Corporation.
Section 9.05. Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans.
Section 9.06. Successors and Assigns. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Corporation and the Participants.
Section 9.07. Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.
Section 9.08. Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards will be subject to all applicable federal and state laws, rules, and regulations and to such approval by any government or regulatory agency as may be required.
Section 9.09. Governing Law. To the extent not preempted by federal law, this Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards will be construed, administered and governed in all respects under and by the laws of the State of Colorado, without giving effect to its conflict of laws principles. If any provision of this Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan will be exclusively in the courts located in the City and County of Denver, including the Federal Courts located therein (should Federal jurisdiction exist).

Section 9.10. Beneficiary Designation. Each Participant may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or no beneficiary has been designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate or other entity described in the Participant’s Award Agreement.
Section 9.11. Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation and/or its Affiliates.
Section 9.12. Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, each member of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which such Person may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by such Person in settlement thereof (provided, however, that the settlement has been approved by the Corporation, which approval shall not be unreasonably withheld) or paid by such Person in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Person did not act in good faith and in a manner which such Person reasonably believed to be in the best interests of the Corporation, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Person shall, in writing, offer the Corporation the opportunity at its own expense to handle and defend such action, suit or proceeding.
Section 9.13. Clawback. Notwithstanding any other provisions in this Plan, the Corporation may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Corporation policies that may be adopted and/or modified from time to time (the “Clawback Policy”). In addition, a Participant may be required to repay to the Corporation previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Corporation in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
Section 9.14. Notice. Any notice or other communication required or permitted under the Plan must be in writing and must be delivered personally, sent by certified, registered, or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given (a) when delivered personally or, (b) if mailed, three days after the date of deposit in the United States mail or, (c) if sent by overnight courier, on the regular business day following the date sent. Notice to the Participant should be sent to the address set forth on the Corporation’s records. Either party may change the address to which the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above.
Section 9.15. Awards Not Transferable. Except as otherwise provided in a Participant’s Award Agreement, no Option, ISO, SAR, RSU, Restricted Stock, or Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, in the case of death of a Participant, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Committee may require, in its discretion, a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

An Award Agreement for a grant of Non-Qualified Stock Options may permit or may be amended to permit the Participant who received the Option, at any time prior to the Participant’s death, to assign all or any portion of the Option granted to him or her to (a) the Participant’s spouse or lineal descendants; (b) the trustee of a trust for the primary benefit of the Participant, the Participant’s spouse or lineal descendants, or any combination thereof; (c) a partnership of which the Participant, the Participant’s spouse and/or lineal descendants are the only partners; (d) custodianships for lineal descendants under the Uniform Transfers to Minors Act or any other similar statute; or (e) upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant’s rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related Award Agreement. Any such assignment will be permitted only if: (i) the Participant does not receive any consideration therefor; and (ii) the applicable Award Agreement expressly permits the assignment. The Committee’s approval of an Award Agreement with assignment rights will not require the Committee to include such assignment rights in an Award Agreement with any other Participant. Any such assignment will be evidenced by an appropriate written document executed by the Participant, and the Participant will deliver a copy thereof to the Committee on or prior to the effective date of the assignment. An assignee or transferee of an Option must sign an agreement with the Corporation to be bound by the terms of the applicable Award Agreement.
Section 9.16. Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (a) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (b) grant Awards to such Participants in accordance with those rules.
Section 9.17. Compliance with Code Section 409A. Notwithstanding any provision of this Plan to the contrary, all Awards made under this Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent.
APPROVED AND ADOPTED this [Day] day of [Month], [Year].

[Name],
Chief Executive Officer
ATTEST:

[Name],

APPENDIX C
ARTICLES OF AMENDMENT
OF THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
BION ENVIRONMENTAL TECHNOLOGIES, INC.
Bion Environmental Technologies, Inc., a corporation organized and existing under and by virtue of the provisions of the Colorado Business Corporations Act, hereby certifies as follows:
FIRST:The name of the corporation is Bion Environmental Technologies, Inc. (the “Corporation”).
SECOND:The Amended and Restated Articles of Incorporation of the Corporation were filed with the Secretary of State of the State of Colorado on [      ].
THIRD:The amendment effected by these Articles of Amendment is as follows:
A. The following shall be added in its entirety as Section 3.8 under Article III of the Corporation’s Amended and Restated Articles of Incorporation:
“Upon the filing and effectiveness (the “Effective Time”) pursuant to the Colorado Business Corporations Act of these Articles of Amendment of the Amended and Restated Articles of Incorporation of the Corporation, each [   ] shares of common stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split and fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of common stock (“Old Certificates”), shall thereafter represent that number of shares of common stock into which the shares of common stock represented by the Old Certificate shall have been combined, subject to rounding of fractional share interests as described above.”
FOURTH: This amendment was duly adopted in accordance with the provisions of Section 7-110-103 of the Colorado Business Corporations Act.
IN WITNESS WHEREOF, Bion Environmental Technologies, Inc. has caused these Articles of Amendment of the Amended and Restated Articles of Incorporation to be signed by its duly authorized officer, this     day of      , 2022.
Bion Environmental Technologies, Inc.

Name:
Title:
C-1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BNET**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the company's costs for mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D65887-P66394 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

Nominees:

01) Mark A. Smith
02) Edward T. Schafer
03) Jon Northrop

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommend you vote for a frequency of "EVERY YEAR" with respect to the following proposal:

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

D65888-P66394

BION ENVIRONMENTAL TECHNOLOGIES, INC. - PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR USE AT THE
ANNUAL MEETING OF SHAREHOLDERS
APRIL 7, 2022

The undersigned shareholder(s) of Bion Environmental Technologies, Inc., a Colorado corporation, hereby appoint(s) Dominic Bassani and Mark A. Smith, and each or either of them, as proxies, with the power to appoint their substitutes, and hereby authorize(s) them to cast on behalf of the undersigned, as designated on the reverse side of this proxy card, all votes that the undersigned is/are entitled to cast at the 2022 Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/BNET on Thursday, April 7, 2022 at 3:00 p.m., Eastern Time, or any postponement or adjournment thereof, in accordance with and as more fully described in the Notice of Annual Meeting of Shareholders and the Proxy Statement, receipt of each of which is hereby acknowledged and the terms of each of which are incorporated by reference, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby revokes any proxy heretofore given with respect to the 2022 Annual Meeting of Shareholders.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR ALL" OF THE NOMINEES LIST IN ITEM 1, "FOR" ITEM 2, FOR "EVERY YEAR" ON ITEM 3 AND "FOR" ITEMS 4, 5, 6 AND 7.

IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSON(S) NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE